Exhibit 10.5

THIRD AMENDED AND RESTATED

NOTE ISSUANCE AND SECURITY AGREEMENT

_________________

November 1, 2011

among

GWG LIFE SETTLEMENTS, LLC,
as Borrower

NOTEHOLDERS PARTY HERETO,
as Lenders

LORD SECURITIES CORPORATION,
as Trustee

and

GWG LIFENOTES TRUST,
as Secured Party

_________________

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT A-1	Table of Note Classes and Applicable Interest Rates
EXHIBIT B	Form of Subscription Agreement
EXHIBIT C	Form of Calculation Date Report
EXHIBIT D	Subordination Provisions

SCHEDULE 1.0	Pledged Shares of GWG Holdings, Inc.

i

THIS THIRD AMENDED AND RESTATED NOTE ISSUANCE AND SECURITY AGREEMENT is made and entered into as of November 1, 2011, among GWG LIFE SETTLEMENTS, LLC, a Delaware limited liability company (the “Borrower”), the note holders made party hereto as lenders (the “Lenders”), GWG LifeNotes Trust, a Minnesota trust (“GWG Trust”) and Lord Securities Corporation, a Delaware corporation (“GWG Trustee”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders extend financing to the Borrower on the terms and conditions set forth herein.

WHEREAS, the Lenders are willing to provide such financing on the terms and conditions set forth in this Agreement.

WHEREAS, the parties hereto were previously parties to that certain Amended and Restated Note Issuance and Security Agreement, dated May 9, 2009 (the “Prior Note Issuance and Security Agreement”) and the Borrower and the GWG Trustee desire to enter into this Agreement to amend and restate in its entirety the Prior Note Issuance and Security Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Defined Terms.  As used in this Agreement and the other Transaction Documents, the following terms have the following meanings:

“Adverse Claim” means a lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person, other than liens in favor of the Master Collateral Agent and Liquidity Providers pursuant to the Transaction Documents or liens in favor of Debenture Representative as provided in the Intercreditor Agreement.

“Affected Party” means each Lender, any permitted assignee of any Lender, and any holder of a participation interest in the rights and obligations of any Lender, the GWG Trust, and any Affiliate of any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person or (ii) is an officer or director of such Person.  A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.  The word “Affiliated” has a correlative meaning.

“Agreement” means this Third Amended and Restated Note Issuance and Security Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Law” means, as to any Person or any matter, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case applicable to or binding upon such Person (or any of its property) or such matter, or to which such Person (or any of its property) or such matter is subject, including, without limitation, any laws relating to consumers and consumer protection, usury, truth-in-lending disclosure, equal credit opportunities and ERISA.

“Borrower” has the meaning set forth in the preamble.

“Business Day” means any day on which (a) commercial banks in New York City and Minneapolis, Minnesota are not authorized or required to be closed, and (b) in the case of a Business Day which relates to a Eurodollar Loan, dealings are carried on in the interbank eurodollar market.

“Calculation Date” means the fifteenth day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

“Calculation Date Report” means the Calculation Date Report, substantially in the form of Exhibit C.

“Collateral” has the meaning set forth in Section 2.6.

“Collections” means, collectively, (a) all payments made by or on behalf of the Issuing Insurance Companies or any other Person in respect of the Insurance Policies, including without limitation, all death benefits, all withdrawals of cash surrender value and any proceeds of any other Collateral, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, in each case to the extent (and only to the extent) released to the Borrower in accordance with the DZ Bank Credit and Security Agreement or any other loan agreement with a Liquidity Provider, as applicable and (b) all proceeds from the sale of Collateral.

“Contestability Period” means the contractual right period within which the Issuing Insurance Company may contest the Insurance Policy.

“Conveyed Property” means all Eligible Life Insurance Policies owned by the Borrower or Master Trusts constituting Collateral.

“Debentures” means debt issued by GWG Holdings, Inc. under the Indenture.

“Debenture Representative” means Bank of Utah, as collateral trustee for the Debentures and indenture trustee under the Indenture.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or other property, (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all obligations of such Person in respect of swap, interest rate cap, hedging or similar agreements or arrangements and (ix) all Debt of others Guaranteed by such Person.

“Debt Coverage Ratio” shall have the meaning set forth in Section 2.1.

“Distribution Date” means the 10th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“DZ Bank” means DZ Bank AG Deutsche Zentral-Genossenschaftsbank, individually and as Agent on behalf of Autobahn Funding Company LLC, under the DZ Bank Credit and Security Agreement.

“DZ Bank Credit and Security Agreement” means the Credit and Security Agreement, dated as of July 15, 2008, among DZ Bank, Autobahn Funding Company LLC, GWG Holdings, LLC, Opportunity Bridge Funding, LLC, United Lending, LLC, United Lending SPV, LLC, GWG DLP Funding II, LLC, and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated account a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank).

“Eligible Institution” means a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Insurance Company” means an Issuing Insurance Company organized under the laws of, and subject to regulation by, any state of the United States of America, provided that on the Purchase Date of an Eligible Life Insurance Policy, either such Issuing Insurance Company is Federal Employees Group Life Insurance Company Co. or the financial strength rating assigned to the insurance company (or to the Person that has issued a credit swap, guaranty or other credit enhancement with respect to such Issuing Insurance Company that is satisfactory to the Borrower) is at least A- by S&P, A3 by Moody’s, A- by Fitch Inc. or A- by A.M. Best Company.  If such Issuing Insurance Company is rated by more than one rating agency and such ratings are split ratings, the lower of such ratings shall be used in order to determine whether such Issuing Insurance Company is an Eligible Insurance Company pursuant to the foregoing sentence.

“Eligible Life Insurance Policy” means any Insurance Policy that meets all of the following criteria as of the Purchase Date:

(a)           the Insurance Policy:

(i)            offers “permanent” life insurance benefits (whole life, variable universal life or universal life);

(ii)          has no more than two Insureds; and

(iii)         is issued by an Eligible Insurance Company;

(b)           the Contestability Period for such Insurance Policy shall have expired;

(c)           the Rescission Period shall have expired, unless the Net Death Benefit of such Insurance Policy, when combined with the Net Death Benefit of all of the other Eligible Life Insurance Policies that then, or that will on such Purchase Date, constitute Trust Property for which the Rescission Period shall not have expired is less than $30,000,000;

(d)           the Net Death Benefit exceeds $50,000 and does not exceed $15,000,000;

(e)           the Insurance Policy does not have a provision (including, but not limited to, any provisions relating to war or terrorist acts) limiting the future realization of Net Death Benefit upon and due to the death of any Insured (either at issue or after any conversion privilege exercisable at the sole option of the Insured) other than for non- payment of premiums;

(f)            the Life Expectancy, as of the relevant Purchase Date is not less than 36 months and does not exceed 168 months;

(g)           the Originator has determined that the Insurance Policy is an Eligible Life Insurance Policy;

(h)          the Insured is not less than 65 years old;

(i)           all restrictions or obligations imposed by applicable laws have been complied with in relation to the origination and acquisition of the Insurance Policy;

(j)            all premiums projected to be required to keep the Insurance Policy in full force and effect through the next premium payment date have been paid at the time the Purchase by the Purchasers is completed;

(k)           the Insurance Policy is in full force and effect;

(l)           the Insurance Policy is not regulated by any state which prohibits the purchase or the transfer of ownership of such Insurance Policies;

(m)         the Insurance Policy is not a Group Policy or part of a Group Policy, unless such Insurance Policy can immediately be converted at the option of the owner thereof to a separate universal or whole life Insurance Policy;

(n)           the Insurance Policy provides for a level Net Death Benefit through the Life Expectancy Date;

(o)           the Insurance Policy is not purchased in a jurisdiction where the transfer of such Insurance Policy is subject to the payment of sales or other taxes except where such sales or other taxes have been paid;

(p)           the Life Expectancy Report does not conclude that the Insured is HIV positive or has been diagnosed as having AIDS; and

(q)           such Insurance Policy meets such other criteria as the Originator may determine from time to time.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and such case or proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Default” shall mean any and all of the events described in Section 11.1.

“Extension Period” shall have the meaning described in Section 4.3.

“Fees” means, collectively, all (i) Master Collateral Agent Fees, Servicing Fees, GWG Trustee Fees, and Trustee Fees, (ii) all usual and customary expenses of the Borrower and the Master Trusts in connection with the transactions contemplated hereby, which expenses shall include, without limitation, expenses of outside legal counsel to the Borrower and the Master Trusts, accountants’ fees incurred in connection with the preparation of financial statements for the Borrower and the Master Trusts required to be delivered hereunder and franchise taxes of the Borrower and other administrative fees and expenses approved by GWG Trustee, (iii) all costs and expenses to be paid by the Borrower pursuant to Section 13.11 (other than costs and expenses incurred in connection with the Transaction Documents), and (iv) all costs and expense to be paid by GWG Holdings, Inc. pursuant to its obligations under the Indenture.

“Governmental Authority” means any country or nation, or any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group Policy” means insurance which is issued to a group, such as an employer or trade union, and which provides coverage for individuals associated with that group and sometimes their dependents.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“GWG Trust” means that Minnesota trust created to hold a secondary security interest to the Collateral for the exclusive benefit of the Lenders.

“GWG Trustee” means the trustee of the GWG Trust defined above, which initially will be Lord Securities Corporation, whose New York business office is located at 48 Wall Street 27th Floor, New York, NY 10005.

“Indemnified Amounts” has the meaning set forth in Section 12.1(a).

“Indemnified Party” has the meaning set forth in Section 12.1(a).

“Indenture” means the Indenture dated _______ (as amended, restated, supplemented, extended or otherwise modified from time to time) by and among GWG Holdings, Inc., as obligor, Borrower, as guarantor and Bank of Utah as trustee.

“Insurance Policy” means any Eligible Life Insurance Policy constituting Conveyed Property.

“Insurance Policy File” has the meaning set forth in the Transaction Documents and held by the Master Collateral Agent.

“Insured” means a natural person who is named as the insured on an Insurance Policy.

“Intercreditor Agreement” means the intercreditor agreement dated _____________ entered into by an among GWG Trust, Lord Securities Corporation and Bank of Utah.

“Interest” means simple annual interest at the per annum rate stated in the Promissory note for each Loan that shall be based on a three hundred sixty (360) day year, consisting of twelve (12) months, each consisting of thirty (30) days.

“Interest Payment Date” with respect to any Loan, means the first Distribution Date occurring after the receipt of the proceeds of such Loan according to the terms of the Loan issued pursuant to Section 3.2, as applicable, and each subsequent Distribution Date occurring after the last day of each Interest Period thereafter, in each case, as specified by the Borrower in an Interest Period with respect to such Loan pursuant to Section 3.2, as applicable.

“Interest Period” means with respect to any Loan:

(a)           the period commencing on the date of the receipt of the proceeds of such Loan and ending on, but excluding, the next Interest Payment Date therefor; and

(b)           thereafter, each period commencing on, and including, an Interest Payment Date and ending on, but excluding, the next Interest Payment Date therefor;

provided, however, that if any Interest Period for any Loan that commences before the Maturity Date for such Loan would otherwise end on a date occurring after such Maturity Date, such Interest Period shall end on such Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“Issuing Insurance Company” means with respect to any Eligible Life Insurance Policy, the insurance company that is obligated to pay the related benefit upon the death of the related Insured by the terms of such Insurance Policy (or the successor to such obligation).

“Lender” means the owner of any one of the different series or classes of Promissory Notes executed and issued by the Borrower pursuant to Section 2 of this Agreement.

“Lien” shall mean any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

“Life Expectancy” means with respect to any Eligible Life Insurance Policy other than a Small Eligible Life Insurance Policy, the average of two separate life expectancies of the related Insured, stated in months, provided by two separate Qualified Consulting Physicians to achieve 50% percentile cumulative mortalities for such Insured, which weighted average is calculated in the Pricing Model, and, if not provided, by applying the provided life expectancy in months to the most recent Valuation Basic Table published by the Society of Actuaries to calculate a 50th percentile cumulative mortality schedule for such Insured. For policies with more than one Insured that pay upon the death of the second Insured (“Joint Policies”), the “Life Expectancy” with respect to any Eligible Life Insurance Policy other than a Small Eligible Life Insurance Policy means the joint life expectancy of the related Insureds in months to achieve a 50th percentile cumulative mortality for such Insureds and calculated in the Pricing Model by applying the average of the cumulative mortality schedules provided for the two joint life expectancies by the Qualified Consulting Physicians and, if not provided, by applying the provided life expectancy in months to the most recent Valuation Basic Table published by the Society of Actuaries to calculate a 50th percentile cumulative mortality for such Insureds.  Life Expectancy for a Small Eligible Life Insurance Policy shall be stated in months as determined by applying the most recent Valuation Basic Table published by the Society of Actuaries to calculate a 50th percentile cumulative mortality schedule for such Insured.

“Life Expectancy Date” means with respect to any Insurance Policy, the last day of the last month of the Life Expectancy for such Insurance Policy.

“Life Expectancy Report” means, an assessment by a Qualified Consulting Physician in a written statement dated within 180 days prior to the date such Eligible Life Insurance Policy.

“LifeNotes Account” has the meaning set forth in Section 5.1(a) to this Agreement.

“Liquidity Providers” means DZ Bank, Autobahn Funding Company LLC, each other party to whom any “Obligations” (as defined in the DZ Bank Credit and Security Agreement) are owed pursuant to the Transaction Documents, and providers of future lines of credit that Borrower or its Subsidiaries may enter into from time to time whose interests are senior in right and claim to those of the Lender.

“Loan” means any amount disbursed as the Principal Amount by any Lender to the Borrower under a Promissory Note issued pursuant Section 2 to this Agreement.

“Loan Term” means the duration of any Promissory Note from note issuance to Maturity Date issued pursuant to Section 2 to this Agreement.

“Loan Issuance Limit” has the meaning set forth in Section 2.1 to this Agreement.

“Master Collateral Agent Agreements” means the Custodian Agreement, dated as of July 15, 2008, among GWG DLP Funding II, LLC, Borrower, United Lending SPV, LLC, United Lending, LLC, the Master Collateral Agent and DZ Bank and any collateral agent agreement entered into with a future Liquidity Provider of the Borrower or any of its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Master Collateral Agent” means Wells Fargo, in its capacity as master collateral agent under the Master Collateral Agent Agreements or any collateral agent agreement entered into with a future Liquidity Provider of the Borrower or any of its Subsidiaries.

“Master Collateral Agent Fees” means the fees payable to Master Collateral Agent as set forth in the applicable fee schedule.

“Master Servicer” means Borrower, or its assignee, in its capacity as Master Servicer under the applicable Servicing Agreements.

“Master Servicing Fee” means a fee to be paid to the Master Servicer at the time of the purchase of each Eligible Life Insurance Policy in the format specified in the Transaction Documents.

“Master Trusts” means GWG DLP Master Trust II, a Delaware statutory trust and any future master trust that may be created, or wholly-owned or partially-owned, by Borrower and its Subsidiaries.

“Master Trust Agreements” means the Trust Agreement among the Trustee, Wells Fargo Delaware Trust Company and GWG DLP Funding II, LLC pursuant to which the GWG DLP Master Trust II is established and any future trust agreement pursuant to which any Master Trust may be created or owned by Borrower and its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a)           the business, assets, financial conditions or operations of the Borrower;

(b)           the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which such Person is a party;

(c)           the validity or enforceability against the Borrower, the Master Trusts, the Originator or the Master Servicer of this Agreement or the other Transaction Documents to which such Person is a party;

(d)           the status, existence, perfection or priority of (i) the Master Collateral Agent’s security interest in the Conveyed Property, (ii) the Master Trusts’ ownership interest in the Conveyed Property transferred, or purported to have been transferred, to it, or (iii) GWG Trust’s security interest in the Collateral; or

(e)           the validity, enforceability or collectibility of a material number of Eligible Life Insurance Policies.

“Maturity Date” means the maturity date of any Promissory Note issued pursuant to Section 2 of this Agreement, subject to the Extension Period set forth in Section 4.3.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Present Asset Value” means an amount equal to the net present value of the Net Death Benefit constituting Portfolio Assets utilizing a discount rate equal to the Weighted Average Cost of Capital of the Borrower for the month immediately preceding the calculation date in the Portfolio Pricing Model.

“Net Death Benefit” means, with respect to an Eligible Life Insurance Policy, the amount projected to be paid by the Issuing Insurance Company to the Purchasers on the Life Expectancy Date.

“Note Rate” shall mean the annual interest rate set forth in any Promissory Note.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, GWG Trust, Liquidity Providers, Master Collateral Agent, or the Servicer and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement, the Promissory Notes and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due

“Operating Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of February 22, 2006, with respect to the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Originator” means Borrower, or its assignee, in its capacity as an originator under the Transaction Documents.

“Percentage” with respect to any Lender means the ratio, expressed as a percentage, of, the ratio, expressed as a percentage, of (i) the aggregate outstanding principal amount of such Lender’s Loans over (ii) the aggregate outstanding principal amount of all of the Loans.

“Permitted Investment” means, at any time:

(a)           marketable obligations issued by or the full and timely payment of which is directly and fully guaranteed or insured by the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

(b)           time deposits, bankers’ acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank;

(c)           commercial paper which is rated in the highest rating category by Moody’s and in one of the two highest rating categories by S&P;

(d)           secured repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (c) above;

(e)           freely redeemable shares in money market funds which invest solely in obligations, bankers’ acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clause (a) through (c) above, without regard to the limitations as to the maturity of such obligations, bankers’ acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth below, which are rated at least “AAm” or “AAmg” by S&P and “Aa2” by Moody’s, provided that there is no r-highlighter affixed to such rating;

(f)           any money market fund that is rated at least “AAm” or “AAmg” by S&P and “Aa2” by Moody’s (provided that there is no r-highlighter affixed to such rating); and

(g)           as allowed for in Section 5.1(b) herein.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Policy Illustration” means a level premium, policy values and Net Death Benefit projection produced by the Eligible Insurance Company or an agent of the Eligible Insurance Company, using the Eligible Insurance Company’s current/non-guaranteed values sufficient to carry the Eligible Life Insurance Policy to the Life Expectancy Date.

“Policy IRR” means the expected annual internal rate of return for any Insurance Policy that constitutes Collateral as determined in accordance with the Pricing Model as of the Purchase Date.

“Portfolio Assets” means all Eligible Life Insurance Policies that constitute Conveyed Property.

“Portfolio Pricing Model” means the latest version of the portfolio pricing model developed by Milliman, Inc. and licensed by Borrower, which model shall calculate the Net Asset Present Value or using the mortality probabilities set forth in the mortality tables provided with the Life Expectancy Reports or the VBT Select Table.

“Premium” means, with respect to any Insurance Policy, as indicated by the context, any premium paid with respect thereto, or any scheduled premium, determined and projected in the Policy Illustration, which may be optimized for minimum annual or lesser periods of premium payments and which may be further adjusted to reflect mortality probabilities using the mortality tables provided with the Life Expectancy Reports, Pricing Model or using the VBT Select Table.

“Pricing Model” means the latest version of the pricing model developed by Milliman, Inc. and licensed by Borrower, which model shall calculate the Policy IRR or using the mortality probabilities set forth in the mortality tables provided with the Life Expectancy Reports or the VBT Select Table.

“Principal Amount” means for any Promissory Note, the principal balance owing to the Lender.

“Promissory Note” has the meaning set forth in Section 2.5.

“Purchase and Sale Agreements” means the DZ Bank Credit and Security Agreement and any credit agreement with a future Liquidity Provider entered into by Borrower or its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Purchase Date” means the date the Purchasers purchase any Eligible Life Insurance Policies under the Transaction Documents.

“Purchase Price” means the total acquisition cost of any Eligible Life Insurance Policies constituting Collateral under the Transaction Documents.

“Purchasers” means Master Trusts or the Borrower, as the case may be.

“Qualified Consulting Physician” means (a) 21st Services; (b) Fasano; (c) AVS; (d) EMSI; (e) ISC; and (e) any other independent third-party consulting physician or group of consulting physicians approved by the Borrower.

“Rating Agency” means each of S&P and Moody’s.

“Regulatory Change” means, relative to any Affected Party:

(a)           any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

(b)           any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above, other than any such change that results solely from a downgrade in the credit ratings of such Affected Party; or

(c)           the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Lender hereunder are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Lender or any related Affected Party.

For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including, without limitation, Interpretation No. 46: Consolidation of Variable Interest Entities) shall constitute a Regulatory Change, regardless of whether it occurred before or after the date hereof.

“Required Lenders” means for the purposes stated in Section 11.2(a) of this Agreement, Lenders holding at least 10% of the aggregate Principal Amount outstanding with all Lenders.  For all other purposes, Required Lenders shall mean Lenders holding at least 50.1% of the aggregate Principal Amount outstanding with all Lenders.

“Related SPV Collateral” means, with respect to any Liquidity Provider, any SPV Collateral in which such Liquidity Provider (or an agent or other intermediary acting for the benefit of such Liquidity Provider) has been granted a security interest.

“Related Liquidity Provider” means (i) DZ Bank, with respect to any Related SPV Collateral in which DZ Bank (or an agent or other intermediary for the benefit of DZ Bank and one or more other Liquidity Providers that are beneficiaries of the DZ Bank Credit and Security Agreement) has been granted a security interest, and (ii) a Liquidity Provider with respect to any Related SPV Collateral in which such Liquidity Provider (or any agent or other intermediary for the benefit of such Liquidity Provider and one or more other Liquidity Providers that are beneficiaries of such Liquidity Providers credit agreement with the Borrower or its Subsidiaries) has been granted a security interest.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Secured Parties” means each Lender, the GWG Trust, the GWG Trustee, each Liquidity Provider and each Affected Party.

“Senior” means, with respect to an Eligible Life Insurance Policy, as the context may require, (i) an Insured or Insureds, as the case may be, or (ii) the owner of an Eligible Life Insurance Policy covering the life of one or more Insureds.

 “Senior Obligations” means, collectively, all Obligations owing to the Liquidity Providers.

“Servicer” means Wells Fargo Bank, National Association, acting as Servicer and any Successor Servicer as defined in the Servicing Agreements, the Borrower, and any Person approved by the Borrower or its Subsidiaries, and their respective successors and assigns.

“Servicing Agreements” means the Life Settlement Servicing Agreement, dated as of July 15, 2008, among the Servicer, the Master Servicer, GWG DLP Master Trust II, DZ Bank and GWG DLP Funding II, LLC and any future servicing agreement entered into by Borrower or its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Servicing Fee” means a monthly fee, payable to the Servicer in arrears on each Distribution Date, as set forth in the Transaction Documents.

“Small Eligible Life Insurance Policy” means an Eligible Life Insurance Policy which has a Net Death Benefit equal to or less than $250,000.

“SPV Borrower” means GWG DLP Funding II, LLC or any Subsidiary of the Borrower.

“SPV Collateral” means all assets and property in which either SPV Borrower or either Master Trust has acquired, or purports to have acquired, an interest (including, without limitation, all assets and property which the Borrower has transferred, or purports to have transferred, to any such Person pursuant to the Transaction Documents).

“Subordinate Obligations” means all Obligations other than the Senior Obligations.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests whose limited purpose is to purchase Eligible Life Insurance Policies.

“Successor Servicer” means any Person that succeeds to the duties of the Servicer.

“Tax” or “Taxes” means any and all fees (including documentation, recording, license and registration fees), taxes (including net income, gross income, franchise, value added, ad valorem, sales, use, property (personal and real, tangible and intangible) and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon, imposed on a Person or for which a Person is liable either directly or by way of an obligation to reimburse or indemnify.  For the avoidance of doubt, “Tax” or “Taxes” imposed on the Purchasers or the UTI Owners shall include any tax withholdings on income allocated to or amounts payable to the Purchasers or the UTI Owners and any tax required to be paid over by the Purchasers of the UTI Owners to any taxing authority or required to be withheld from any payment made by or on behalf of the Purchasers or the UTI Owners, but shall not include any Taxes imposed upon anyone else unless such Taxes are in whole or in part the legal responsibility or legal obligation of the Purchasers or the UTI Owners, or can otherwise be collected from the assets or income of the Purchasers or the UTI Owners.

“Termination Date” means that date at which there are no Loans outstanding by Borrower to Lenders under this Agreement.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreements, the Servicing Agreements, the Promissory Notes, the Master Trust Agreements, the Operating Agreement, the Master Collateral Agent Agreements, the other agreements entered into between Liquidity Providers, the Borrower, the Master Trusts and/or the Master Servicer (including, without limitation, all other “Related Documents” as defined in the DZ Bank Credit and Security Agreement) and the UCC financing statements filed in connection with any of the foregoing, and any agreements related to any future Liquidity Provider to the Borrower or its Subsidiaries, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement.

“Trust Property” has the meaning set forth in the Master Trust Agreements.

“Trustee” means Wells Fargo Bank, National Association or future trustee of a Master Trust.

“Trustee Fees” means the fees payable to the Trustee as set forth in the Transaction Documents.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UTI” has the meaning set forth in the Master Trust Agreements.

“UTI Certificate” has the meaning set forth in the Master Trust Agreements.

“UTI Owners” means GWG DLP Funding II, LLC and any future Subsidiaries of Borrowers that are parties to a Master Trust Agreement.

“Weighted Average Cost of Capital” means an amount, expressed as a percentage, equal to the weighted average interest rate on the aggregate Loans outstanding and on the aggregate Liquidity Lines outstanding for the month immediately preceding the Calculation Date.  The Weighted Average Cost of Capital shall be reported to the Master Servicer by the Borrower in each Calculation Date Report.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

SECTION 1.2.	Other Definitional Provisions.

Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Promissory Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Promissory Notes or any other Transaction Document, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

SECTION 1.3.        Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.4.        Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II
THE LENDERS’ LOANS, BORROWING PROCEDURES, SECURITY INTEREST AND PROMISSORY NOTES

SECTION 2.1.        The Loans.  On the terms and subject to the conditions set forth in this Agreement, the Borrower may issue Loans from time to time pursuant to Promissory Notes pursuant to Section 2.2; provided, however, that the aggregate principal amount of all Loans from time to time outstanding hereunder shall not cause the “Debt Coverage Ratio” to exceed ninety percent (90%) (the “Loan Issuance Limit”).  The Debt Coverage Ratio is be defined as a percentage of (A) the aggregate sum of the Borrower’s and its Subsidiaries’ (i) Obligations to the Liquidity Providers under the Transaction Documents; and (ii) the Principal Amount of Loans outstanding under this Agreement, over (B) the aggregate sum of all Conveyed Property which shall include (i) the Net Present Asset Value of all Eligible Life Insurance Policies constituting Trust Property; and (ii) the aggregate of all Permitted Investments held in the accounts of the Borrower and its Subsidiaries.

SECTION 2.2.        Loan Procedures.  The Borrower may receive Loans in one or more series or classes hereunder by issuing a Promissory Note to the Lender.

(a)     Each such Loan (herein called a “Promissory Note”) shall be in the form of Exhibit A and shall specify the Lender, initial Loan Term, Interest Period, therefore and shall include the date and Principal Amount of Loan.  There shall be an initial series of Loans entitled Secured Loans, Series I. The Loans (Series I) shall be issued as various classes of Loans substantially in the form set forth in Exhibit A hereto.  The Loans (Series I) shall be issued in initial minimum denominations of $25,000 (unless the Borrower otherwise approves a smaller denomination).  Each Loan (Series I) shall be payable as provided in the form of Loan and in this Agreement.  The Loans (Series I) shall be issued in the maturities and class denominations with interest rates upon the unpaid principal amounts thereof based on the table set forth in Exhibit A-1, as such table may be amended and updated from time to time by the Borrower based on the interest rates then in effect for each class denomination.

(b)     The Loans may be issued by the Borrower with different maturity dates based on the class or series designation for the Loans, but in no event may a Loan have a different rank in security to that of other Lenders under this Agreement.  Interest rates may vary as among the series and classes of Loans and upon the date of issuance of such Loan.  Following execution and delivery of this Agreement, a Promissory Note shall be executed by the Borrower, and delivered to Lender only after the receipt of the Loan issuance proceeds equal to the aggregate issue price of the Loan.  Unless stated on Exhibit A-1, the Loans bear simple interest at their respective stated rates of interest per annum.

SECTION 2.3.        Funding.  Subject to the satisfaction of the conditions precedent set forth in Article VII with respect to such Loan and the limitations set forth in Section 2.1, the Borrower shall accept the proceeds of such Loan, less any selling costs, on the date set forth in the Promissory Note.  Upon receipt by the Borrower of funds from Lender, the Borrower will place such funds in such accounts constituting Collateral of the Lender or provide such funds to Borrower or its Subsidiaries whose equity interests constitute Collateral of the Lender.

SECTION 2.4.        Representation and Warranty.  Each Loan shall automatically constitute a representation and warranty by the Borrower to each Lender that on the requested date of such Loan (a) the representations and warranties contained in Article VIII will be true and correct as of such requested date as though made on such date, (b) no Event of Default has occurred and is continuing or will result from the making of such Loan, and (c) after giving effect to such requested Loan, the aggregate principal balance of the outstanding Loans hereunder will not exceed the Loan Issuance Limit.

SECTION 2.5.       Promissory Notes.  The Loans to the Borrower shall be evidenced by a Promissory Note executed by the Borrower (as amended, modified, extended or replaced from time to time Promissory Notes) substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of the Lender.

SECTION 2.6.        Security Interest.

(a)     Subject to the terms and conditions of the Intercreditor Agreement, to secure the timely repayment of the principal of, and interest on, the Promissory Notes, and all other Obligations of the Borrower to any Secured Party, and the prompt performance when due of all covenants of the Borrower hereunder and under any other Transaction Document, whether now or hereafter existing or arising, due or to become due, direct or indirect, the Borrower hereby grants to the GWG Trust, for the benefit of the Secured Parties, a continuing, senior security interest in all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) the equity and beneficial interests in GWG DLP Funding II, LLC and any Subsidiary of the Borrower, (B) all bank accounts of the Borrower and all funds, investments and other items of value therein, including the LifeNotes Account, (C) to the extent permitted by Applicable Law, all other assets of the Borrower and (D) all proceeds of, and all amounts received or receivable with respect to any of, the foregoing.  In addition, subject to the terms of the pledge agreements in favor of GWG Trust, each of the parties set forth in Schedule 1.0 agrees to pledge each of the equity interests set forth in Schedule 1.0 in GWG Holdings, Inc. to secure the timely repayment of the principal of, and interest on, the Promissory Notes.  All of the rights and assets described in the foregoing sentences are herein referred to collectively as “Collateral”.

The Borrower, and the owners set forth in Schedule 1.0 shall, and the Borrower, and the owners set forth in Schedule 1.0 shall cause GWG Trust to, file such financing statements, and execute and deliver such agreements, certificates and documents, and take such other actions, as the GWG Trust reasonably requests in order to perfect, evidence or protect the security interest granted pursuant to Section 2.6(a).  The Borrower, and the owners set forth in Schedule 1.0 hereby authorize GWG Trust to file such financing statements as GWG Trust may determine is reasonably necessary or advisable to perfect such security interest without the signature of the Borrower or the owners set forth in Schedule 1.0.

Upon the payment by the Borrower of all of the Borrower’s Loans then outstanding or the terms for release under the pledge agreement, the security interest in the Collateral related thereto for the benefit of the Lenders shall be released by the GWG Trust.

SECTION 2.7.      GWG Trustee Removal.  Lord Securities Corporation will serve as GWG Trustee unless (i) a vote is undertaken by the Required Lenders to remove Lord Securities Corporation as the GWG Trustee or (ii) the Borrower elects to remove Lord Securities Corporation as the GWG Trustee on fifteen days advance written notice, provided there is no Event of Default at the time of removal.  If the GWG Trustee is removed, the Borrower shall simultaneously appoint an independent third party trustee of the GWG Trust.  Any replacement trustee shall be subject to removal under this provision on the same terms as Lord Securities Corporation.

ARTICLE III
INTEREST, INTEREST PERIODS; FEES, ETC.

SECTION 3.1.        Interest Rates.  The Borrower hereby promises to pay interest on the unpaid principal amount of each Loan for the period set forth in the Promissory Note commencing on the date of such Loan until such Loan is paid in full, at a rate per annum equal to the Note Rate applicable to such Interest Period.

SECTION 3.2.        Interest Payment Dates.  Interest accrued on each Loan shall be payable as set forth in the Promissory Note, without duplication:

(a)      on the Maturity Date for such Loan;

(b)     on the date of any payment or prepayment, in whole or in part, of Principal Amount outstanding on such Loan; or

(c)      on each Interest Payment Date as set forth in the terms of the Promissory Note.

SECTION 3.3.        Fees.  The Borrower agrees to pay all Fees to the Persons entitled thereto in accordance with Section 5.2.

SECTION 3.4.       Computation of Interest and Fees.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

ARTICLE IV
PAYMENTS; PREPAYMENTS; RENEWALS

SECTION 4.1.       Repayments and Prepayments.  Provided the Lender has not provided Notice of Non-Renewal under Section 4.4 and any applicable Extension Period has expired, the Borrower shall repay in full the unpaid Principal Amount of each Loan on the Maturity Date thereof.  Prior thereto, the Borrower:

(a)      may voluntarily prepay its Loans, either in whole or in part, provided the Borrower shall provide notice to Lender of its prepayment; and

(b)     shall, immediately upon any acceleration of the Maturity Date of any of the Loans pursuant to Section 11.2, repay all such Loans, unless, pursuant to Section 11.2(a), only a portion of all Loans is so accelerated, in which event the Borrower shall repay the accelerated portion of the Loans.

SECTION 4.2.       Making of Payments.  The Borrower shall make payments by check or wire transfer to a Lender pursuant to information provided by the Lender on the Note Subscription Agreement in the form of Exhibit B, unless Lender has provided Borrower with thirty days advance written notice of any changes to such information.

SECTION 4.3.       Due Date Extension.  If any payment of Principal or Interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Interest shall accrue at the applicable interest rate and be payable for the period of such extension.  At Borrower’s option, Borrower may extend the Maturity Date of any Promissory Note for up to two additional six-month terms if the original term of the Promissory Note is less than one year and may extend the Maturity Date for up to one six-month term if the original term of the Promissory Note is one year or greater but less than three years (each an “Extension Period”).  If the original term of the Promissory Note is less than one year and a six month extension is exercised, the Note Rate will be increased to the then current one-year Note Rate and if the term of the Promissory Note is extended for an additional six month term by Borrower the interest rate will be increased by an additional 50 basis points or 0.50% per annum.  All other six month term extensions of the note by Borrower will result in an increase in the Note Rate by 50 basis points or 0.50% per annum.  The Borrower will provide the Lender notice of its election to exercise its Extension Period option at least fifteen (15) days prior to the Maturity Date.

SECTION 4.4.        Loan Renewals.  Each Loan issued under this Agreement shall automatically renew for another Loan Term and at the Note Rate in effect at the Maturity Date for the same Class of Promissory Note issued unless the Lender provides Borrower thirty (30) days prior to the Maturity Date of Notice of Non-Renewal (“Notice of Non-Renewal”).  In the event the Note Rate differs from the original Promissory Note, the Borrower will provide the Lender notice of the new Note Rate sixty (60) days prior to the Maturity Date and Lender shall provide Borrower with a Notice of Non-Renewal if Lender does not accept the Loan’s renewal at the new Note Rate.  Upon receipt of a Notice of Non-Renewal, the Borrower will make payments in accordance with this Agreement, subject to the Extension Period rights described in Section 4.3. Notice shall be calculated from the date of postmark of such notice if by mail, or date of receipt if by email or other electronic means.

SECTION 4.5.       Loan Prepayment Requests.  Each Loan issued under this Agreement shall be due on its respective Maturity Date; provided, however, that a Lender may request the Borrower to prepay the Loan from the Lender prior to the Maturity Date.  Upon Lender’s request, the Borrower may, at its sole discretion, pay the Principal Amount and Interest due, less a prepayment fee in an amount of 6.0% of the Principal Amount.

ARTICLE V
ACCOUNTS; DISTRIBUTION OF COLLECTIONS

SECTION 5.1.        Accounts.

(a)       LifeNotes Account.  On or prior to the date hereof, Borrower shall establish and maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of GWG Trustee (the “LifeNotes Account”).  All proceeds received from the issuance of Promissory Notes shall be deposited into the LifeNotes Account.

(b)       Payments out of LifeNotes Account.  Unless a Triggering Event (as defined in the Intercreditor Agreement) exists, funds on deposit in the LifeNotes Account (including proceeds from a Liquidity Provider) may be used by Borrower in any manner consistent with the Debentures, Intercreditor Agreement and this Agreement including, but not limited to: (i) acquiring Conveyed Property (which shall include without limitation investments in a Subsidiary of Borrower to purchase Eligible Life Insurance Policies), (ii) paying premiums on life insurance policy assets owned by the Borrower or its Affiliates, (iii) paying principal at maturity, interest and fees to the Liquidity Providers, Lenders and holders of Debentures, (iv) paying fees and expenses of the GWG Trustee and trusts associated with the Debentures, and (v) providing funds for Borrower’s or its Affiliates’ portfolio operations and working capital, including but not limited to, expenditures such as obtaining life expectancy reports, mortality tracking and legal and collections expenses; and general working capital purposes, including without limitation, sales and marketing expenses, as well as tax liabilities and interest rate caps, swaps or hedging instruments for Borrower’s or its Affiliates’ life insurance policy portfolio or indebtedness.  Upon the occurrence of a Triggering Event (as defined in the Intercreditor Agreement), funds on deposit in the LifeNotes Account (including proceeds from a Liquidity Provider) shall be applied as set forth in the Intercreditor Agreement.

SECTION 5.2.       Application of Collections.   Subject to Section 6.1 of this Agreement, collections shall be distributed first to the Liquidity Providers to the extent required by the Transaction Documents to cover any Senior Obligations due and owing by the Borrower and upon a Triggering Event (as defined in the Intercreditor Agreement) any remaining collections shall be applied as set forth in Intercreditor Agreement.

SECTION 5.3.        Permitted Investments.

(a)      Funds at any time held in the LifeNotes Account may be invested and reinvested by Borrower (unless an Event of Default shall have occurred and be continuing, in which case at the written direction of GWG Trustee, subject to instructions by the Liquidity Providers) in one or more Permitted Investments in a manner provided in Section 5.3(c).

(b)      Each investment made pursuant to this Section 5.3 on any date shall mature or be available not later than the Business Day preceding the Distribution Date after the day on which such investment is made, except that any investment made on the day preceding a Distribution Date shall mature on such Distribution Date.

(c)      Any investment of funds in the LifeNotes Account shall be made in Permitted Investments in which GWG Trust has a perfected security interest.

(d)      GWG Trustee shall not be liable in any manner by reason of any insufficiency in the LifeNotes Account resulting from any loss on any Permitted Investment included therein.

ARTICLE VI
SUBORDINATION OF CASH FLOWS

SECTION 6.1.       Subordination of Cash Flows to Liquidity Providers.  All proceeds on the Collateral will be distributed in accordance with Section 5.2 above and available cash will be distributed first to the Liquidity Providers to the extent necessary to pay amounts then due and payable by the Borrower or Subsidiaries to the Liquidity Providers.  As a result, the payment of the Principal, interest and any other amounts payable in respect of all Loans issued hereunder shall be subordinated and subject in right of payment to the prior payment in full of all Obligations of the Borrower or Subsidiaries to the Liquidity Providers, whether outstanding at the date of this Agreement or thereafter incurred, or thereafter created, assumed or guaranteed.  Each Lender by such Lender’s acceptance of Loans understands and acknowledges that cash proceeds on the Trust Property will first be used to make payments in accordance with the provisions of the DZ Bank Credit and Security Agreement or other senior credit agreement with a Liquidity Provider, as applicable, and that only the amounts released to the Borrower in accordance with those agreements constitutes “Collections” under this Agreement.

SECTION 6.2.        Acceptance of Subordination by Lenders.  The subordination provisions set forth on Exhibit D are hereby incorporated by reference and shall constitute part of this Article VI.  Each Lender by such Lender’s acceptance of Loans, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to the Liquidity Providers and no amendment or modification of the provisions contained herein shall diminish the rights of the Liquidity Providers under the Transaction Documents unless the Liquidity Providers shall have agreed in writing thereto.  Each Person holding any Loan whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions of this Article.  Furthermore, each Lender acknowledges that Borrower may amend any of the Transaction Documents (other than this Agreement), including but not limited to its loan agreement with the Liquidity Providers at any time without the prior consent of Lender.

SECTION 6.3.        Limitations on Remedies in Event of Default.  Notwithstanding anything to the contrary herein including in Section 11.2 hereof, each Lender, GWG Trust and GWG Trustee agree that they shall not take any actions to file a petition in bankruptcy against Borrower, any SPV Borrower or the Master Trusts without the prior written consent of the Liquidity Providers or unless one year and one day shall have elapsed after the Senior Obligations have been indefeasibly paid in full in cash and the related Transaction Documents to which the Liquidity Providers, are a party have been terminated.

ARTICLE VII
WITHHOLDING TAXES

SECTION 7.1.        Withholding Taxes.

(a)      All payments made by the Borrower hereunder shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority excluding, in the case of each Lender, net income taxes imposed on such Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein (such Taxes, excluding such net income taxes, the “Covered Taxes”).  If any Covered Taxes are required to be withheld from any amounts payable to any Lender, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) all such amounts payable hereunder at the rates or in the amounts specified herein, provided that no Lender that has failed to deliver the forms required to be delivered pursuant to Section 7.3(b) shall be entitled to any payment under this Section 7.3(a) until such time as it delivers such forms.  Whenever any Covered Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required documentary evidence, the Borrower shall indemnify each Lender for such Covered Taxes and any incremental Taxes that may become payable by any Lender as a result of any such failure. At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of any Lender, if such Lender is not organized under the laws of the United States, such Lender agrees to deliver to the Borrower two (2) duly completed copies of (i) United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes or (ii) United States Internal Revenue Service Form W-9 or substitute W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax.  Each Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by the Borrower.

ARTICLE VIII
CONDITIONS TO BORROWING

The making of the Loans hereunder is subject to the following conditions precedent:

SECTION 8.1.        All Loans.  The making of Loans is subject to the following further conditions precedent:

(a)      Representations and Covenants.  On and as of the date of such Loan:  (i) the representations of the Borrower (including in its capacity as Master Servicer) set forth in this Agreement and the other Transaction Documents to which it is a party shall be true and correct in all material respects with the same effect as if made on such date, and (ii) each of the Borrower (including in its capacity as Master Servicer and as Originator), GWG DLP Funding II, LLC and the Master Trusts shall be in compliance with the covenants set forth in this Agreement and the other Transaction Documents to which it is a party.

(b)      No Event of Default.  No Event of Default shall have occurred and be continuing or will result from the making of such Loan, and after giving effect to such Loan, the aggregate outstanding balance of the Loans will not exceed the Loan Issuance Limit.

(c)      Insurance Policy Files.  The Master Collateral Agent, Borrower, or Subsidiary is in possession of the related Insurance Policy Files (and if the Insurance Policy Files are not in possession of the Master Collateral Agent, then Borrower has verified that the contents thereof are complete) for each Insurance Policy constituting Conveyed Property.

(d)      Material Adverse Effect.  No event has occurred that resulted in a Material Adverse Effect.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

SECTION 9.1.       Representations and Warranties.  The Borrower makes the following representations and warranties to each Lender, GWG Trust, and GWG Trustee:

(a)      Organization and Good Standing, etc.  Each of the Borrower, GWG DLP Funding II, LLC, Subsidiaries, and the Master Trusts has been duly organized and is validly existing and in good standing under the laws of the State of Delaware (and is not organized under the laws of any other jurisdiction or Governmental Authority), with power and authority to own their respective properties and to conduct their respective businesses as such properties are presently owned and such businesses are presently conducted.  Each of the Borrower, GWG DLP Funding II, LLC, Subsidiaries, and the Master Trusts is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

(b)      Power and Authority; Due Authorization.  Each of the Borrower, GWG DLP Funding II, LLC, Subsidiaries and the Master Trusts (a) has all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and (ii) in the case of the Borrower, to borrow moneys on the terms and subject to the conditions herein provided, and (b) is duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and, in the case of the Borrower, the borrowing, and the granting of security therefor, on the terms and conditions provided herein.

(c)      No Violation.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts, or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts is a party or by which any of them or any of their respective properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of their respective properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or the Master Trusts or any of their respective properties.

(d)      Validity and Binding Nature.  This Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Borrower and the other parties thereto will be, the legal, valid and binding obligation of the Borrower and, if it is a party thereto, each of GWG DLP Funding II, LLC, Subsidiaries and the Master Trusts enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(e)      Government Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body required for the due execution, delivery or performance by the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trust of any Transaction Document to which it is a party remains unobtained or unfiled.

(f)       Quality of Title.  The Collateral in which a security interest is granted, or an assignment is made, to GWG Trust or Lenders, pursuant hereto shall be owned by the Borrower free and clear of any Adverse Claim, except for the Adverse Claims created or permitted pursuant hereto.  This Agreement and the financing statements filed in connection with this Agreement create a valid security interest in favor of GWG Trust (for the benefit of the Lenders) in the Collateral, subject to the senior interest of Liquidity Providers and the Intercreditor Agreement.  No effective financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except for financing statements in favor of GWG Trust (for the benefit of the Lenders) in accordance with this Agreement and the financing statements in favor of Debenture Representative as referenced in the Intercreditor Agreement.

(g)      Offices.  The principal place of business and chief executive office of each of the Borrower is located at the address set forth on Section 13.2 (or at such other locations, notified to GWG Trustee in jurisdictions where all action required hereby has been taken and completed).

(h)      Compliance with Applicable Laws; Licenses, etc.

(i)           Each of the Borrower, GWG DLP Funding II, LLC, Subsidiaries and the Master Trusts is in compliance with the requirements of all Applicable Laws, a breach of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)           Neither the Borrower, GWG DLP Funding II, LLC, Subsidiaries nor the Master Trusts has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

(iii)          Each of the Borrower, Funding II, LLC, Subsidiaries and the Master Trusts has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed as a purchaser, owner or servicer of life insurance policies.

(i)       No Proceedings.  There is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Borrower, GWG DLP Funding II, LLC, Subsidiaries, or the Master Trusts is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Borrower, GWG DLP Funding II, LLC, Subsidiaries, or the Master Trusts that, individually or in the aggregate, could have a Material Adverse Effect; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Promissory Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Promissory Notes or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (C) seeking to adversely affect the federal income tax attributes of the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts.

(j)       Investment Company Act, etc.  Neither the Borrower, GWG DLP Funding II, LLC nor the Master Trusts is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company”, of a “holding company”, or an “affiliate” of a “holding company”, or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(k)       Eligible Receivables.  Each Insurance Policy is an Eligible Life Insurance Policy.

(l)      Accuracy of Information.  All information heretofore furnished by, or on behalf of, the Borrower to Lenders, GWG Trust or GWG Trustee or any other Secured Party in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

(m)   No Material Adverse Change.  Since December 31, 2008, there has been no material adverse change in either the Borrower’s, GWG DLP Funding II, LLC’s, or the Master Trusts’ financial condition, business, or operations (taken as a whole) with respect to its ability to perform its obligations under any Transaction Document to which the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts is a party.

(n)    Trade Names and Subsidiaries.  Neither the Borrower, GWG DLP Funding II, LLC nor the Master Trusts has used any other names, trade names or assumed names for the six year period preceding the date of this Agreement except in the case of the Borrower, Great West Growth, LLC.  Neither the Borrower, GWG DLP Funding II, LLC nor the Master Trusts has any Subsidiaries or owns or holds, directly or indirectly, any equity interest in any Person, except that Borrower owns the beneficial interests in GWG DLP Funding II, LLC and such other Subsidiaries as it may identify in its books and records and GWG DLP Funding II, LLC own the beneficial interests in GWG DLP Master Trust II represented by the UTI.

(o)    Sales by Originator.  Each sale of Conveyed Property by Originator shall have been effected under, and in accordance with the terms of, the relevant Transaction Documents, including the payment of an amount equal to the Purchase Price therefor and each such sale shall have been made for “reasonably equivalent value” (as such term is used under Section 548 of the Federal Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Federal Bankruptcy Code) owed by either the Master Trusts or GWG DLP Funding II, LLC to the Originator.

ARTICLE X
COVENANTS

SECTION 10.1.      Affirmative Covenants.  From the date hereof until the first day following the Termination Date, the Borrower hereby covenants and agrees as follows:

(a)      Compliance with Laws, Etc.  The Borrower shall comply, and shall cause GWG DLP Funding II, LLC, Subsidiaries and the Master Trusts to comply, in all material respects with all Applicable Laws.

(b)     Preservation of Company or Trust Existence.  The Borrower shall preserve and maintain, and shall cause GWG DLP Funding II, LLC, Subsidiaries and the Master Trusts to preserve and maintain, its existence, rights, franchises and privileges, and sole jurisdiction of formation, in Delaware, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could have a Material Adverse Effect.

(c)      Performance and Compliance with Receivables.  The Borrower shall timely and fully perform and comply, and shall cause GWG DLP Funding II, LLC, Subsidiaries, and the Master Trusts to timely and fully perform and comply, in all material respects with all provisions, covenants and other promises required to be observed by it under the Transaction Documents and otherwise with respect to the Insurance Policies.

(d)      Reporting Requirements.  The Borrower shall furnish to the GWG Trustee for the benefit of Lenders:

(i)      with respect to the Borrower, GWG DLP Funding II, LLC, Subsidiaries and the Master Trusts, on each Calculation Date, for the month immediately preceding, a Calculation Report of all Portfolio Assets and corresponding Debt Coverage Ratio;

(ii)     with respect to the Borrower, GWG DLP Funding II, LLC, Subsidiaries and the Master Trusts as soon as available, and in any event within 180 days after the end of each fiscal year of the Borrower, GWG DLP Funding II, LLC or the Master Trusts, as the case may be a copy of the annual balance sheet for such fiscal year of the Borrower, GWG DLP Funding II, LLC, or the Master Trusts, as the case may be, as at the end of such fiscal year, together with the related statements of earnings for such fiscal year, certified by the chief executive or financial officer of the Borrower (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter (or, if applicable, year), subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a certificate of such chief financial officer to the effect that no Event of Default exists;

(iii)    as soon as possible and in any event within forty-five (45) Business Days after any officer of the Borrower has actual knowledge of the occurrence of an Event of Default, an officer’s certificate of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect to such Event of Default shall be provided to Lenders, provided such notice may be withheld if GWG Trustee determines in good faith that withholding notice is in the Lenders’ best interests, unless the Event of Default is a failure to pay the Principal Amount or Interest on any Loan;

(iv)    promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Insurance Policies or the condition or operations, financial or otherwise, of the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts as GWG Trustee may from time to time reasonably request in order to protect the interests of GWG Trust, the Master Collateral Agent or any Lender under or as contemplated by this Agreement and the other Transaction Documents.

(e)      Use of Proceeds.  The Borrower and GWG DLP Funding II, LLC shall use the proceeds of the Loans in accordance with Section 5.1.

(f)     Separate Legal Entity.  The Borrower hereby acknowledges that each Lender, the Trust, the Trustee, and GWG Trust are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from GWG DLP Funding II, LLC or any other Person.  Therefore, from and after the date hereof, the Borrower shall take all reasonable steps to continue GWG DLP Funding II, LLC’s identities as a separate legal entity and to make it apparent to third Persons that GWG DLP Funding II, LLC is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person.  GWG DLP Funding II, LLC will be separate limited purpose limited liability companies whose primary activities are restricted in their respective organizational documents to owning the UTI or a subsidiary that owns the UTI and certain related assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(g)     Defense.  The Borrower shall, and shall cause GWG DLP Funding II LLC, Subsidiaries, and the Master Trusts to, defend the Collateral against all lawsuits and statutory claims and liens of all Persons at any time claiming the same or any interest therein adverse to the Master Collateral Agent, GWG Trust, GWG Trustee or the Secured Parties that could reasonably be expected to have a Material Adverse Effect.

(h)     Perfection.  The Borrower shall, at the Borrower’s expense, perform all acts and execute all documents necessary or reasonably requested by GWG Trustee at any time to evidence, perfect, maintain and enforce the title or the security interest of GWG Trust in the Collateral and the priority thereof.  Where permitted by law, the Borrower hereby authorizes GWG Trustee on behalf of GWG Trust to file one or more financing statements covering all of the Collateral and other assets of the Borrower.

(i)       Additional Assistance.  The Borrower shall provide such cooperation, information and assistance, and prepare and supply GWG Trustee with such data regarding the performance by the Issuing Insurance Companies of their obligations under the Insurance Policies and the performance by the Borrower, GWG DLP Funding II, LLC, Subsidiaries, and the Master Trusts of their respective obligations under the Transaction Documents, as may be reasonably requested by GWG Trustee from time to time.

(j)      Accounts.  The Borrower shall establish and maintain the LifeNotes Account for purposes of this Agreement.  The Borrower may open additional bank accounts it deems necessary so long as those accounts constitute Collateral.  The Borrower shall not close the LifeNotes Account unless GWG Trustee shall have consented thereto in its sole discretion.

(k)      Keeping of Records and Books of Account.  The Borrower shall, and shall cause GWG DLP Funding II, LLC, Subsidiaries, and the Master Trusts to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate the documents relating to the Collateral in the event of the destruction thereof), and keep and maintain all records and other information, reasonably necessary or reasonably advisable for the Loans and the collection of the Insurance Policies.

SECTION 10.2.      Negative Covenants.  From the date hereof until the first day following the Termination Date, the Borrower hereby covenants and agrees that it shall not, and it shall not permit GWG DLP Funding II, LLC or the Master Trusts to:

(a)      Assignment of Receivables, etc.  Except as provided herein or in the Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim (other than the Adverse Claims under the Transaction Documents) upon or with respect to, any of the Collateral.

(b)      Amendments to Transaction Documents, etc.  Amend, otherwise modify or waive any term or condition of this Agreement that would have a materially adverse effect on the Lenders without the prior written notice to the Lenders, and consent if necessary, by the Required Lenders.

(c)      Mergers, Acquisitions, Sales, Subsidiaries, etc.

(i)         Unless approved by the GWG Trustee, be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

(ii)        make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of, or payment for, property from, any other Person, except for Permitted Investments, pursuant to the Transaction Documents and, in the case of the Borrower, the investment in a Subsidiary of the Borrower, and except for the payment of fees to brokers, which will be deferred with respect to the purchase of any Eligible Life Insurance Policy until after the Rescission Period for such Eligible Life Insurance Policy has expired;

(iii)       enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts, as the case may be, than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

(d)      Change in Business Policy.  Make any change in the character of its business, which could reasonably be expected to cause a Material Adverse Effect.

(e)       Chief Executive Office.  Move its chief executive office or jurisdiction of formation or permit the documents and books evidencing the Collateral to be moved unless (i) the Borrower shall have given to GWG Trustee not less than 30 days’ prior written notice thereof, clearly describing the new location, and (ii) the Borrower or the Master Trusts, as the case may be, shall have taken such action, satisfactory to GWG Trustee, to maintain the title or ownership of the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts, as the case may be, and any security interest of GWG Trust, in the Collateral at all times fully perfected and in full force and effect.  The Borrower shall not, and shall not permit GWG DLP Funding II, LLC, or the Master Trusts to, in any event become or seek to become organized under the laws of more than one jurisdiction.

(g)      Indebtedness.  Contract, create, incur or assume any indebtedness other than, in the case of the Borrower, indebtedness incurred pursuant to this Agreement and the other Transaction Documents or indebtedness that is subordinated to indebtedness incurred pursuant to this Agreement or indebtedness under the Debentures.

ARTICLE XI
EVENT OF DEFAULTS; REMEDIES

SECTION 11.1.      Event of Defaults.  Each of the following shall constitute an Event of Default under this Agreement:

(a)      Non-Payment.  The Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, Subsidiaries, or the Master Trusts shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document, which failure shall have continued for thirty (30) Business Days, or any Loan is not paid in full on the Maturity Date therefore, subject to the Extension Period set forth in Section 4.3 above.

(b)      Breach of Representations and Warranties.  Any representation or warranty made or deemed made by the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, Subsidiaries, or the Master Trusts under or in connection with this Agreement or any other Transaction Document to which it is a party or any information or report delivered by or on behalf of any such Person to GWG Trustee, any Lender or Master Collateral Agent hereunder or under any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or delivered (or deemed to have been made or delivered).

(c)      Non-Compliance with Other Provisions.  The Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, Subsidiaries, or the Master Trusts shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days, provided that it shall be an Event of Default if the Debt Coverage Ratio exceeds 90% and continues to be above 90% for a period of five consecutive days following Borrower’s report to the GWG Trustee that the ratio is above 90%.

(d)      Validity of Transaction Documents.  (a) This Agreement or any other Transaction Document shall (except in accordance with its terms), in whole or in part, cease to be the legally valid, binding and enforceable obligation of the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, Subsidiaries, or the Master Trusts, if the Borrower, GWG DLP Funding II, LLC, the Master Trusts is a party thereto, (b) the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, Subsidiaries, the Master Trusts, or any other party shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of such document, or (c) this Agreement shall cease to create a valid security interest in favor of GWG Trust in the Collateral.

(e)      Bankruptcy.  An Event of Bankruptcy shall have occurred with respect to the Borrower, GWG DLP Funding II, LLC, or the Master Trusts.

(f)       Tax Liens; ERISA Liens.  The Internal Revenue Service shall file notice of a lien pursuant to the Internal Revenue Code with regard to any assets of the Borrower, GWG DLP Funding II, LLC, the Master Trusts or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, GWG DLP Funding II, LLC, or the Master Trusts in excess of $200,000; provided, however, that in each case the filing of such a notice of lien shall not be an Event of Default for so long as such filing is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.  Notwithstanding anything provided in the preceding sentence, no Adverse Claim (other than Adverse Claims created by the Transaction Documents) shall be permitted with respect to any Collateral.

(g)      Defaults.  A default (after giving effect to the applicable grace period) shall have occurred and be continuing under any instrument, agreement or legal commitment evidencing, securing or providing for the issuance of indebtedness for borrowed money or off balance sheet financing in excess of $250,000 of, or guaranteed by, Borrower, which default if unremedied, uncured, or unwaived would permit acceleration of the maturity of such indebtedness for borrowed money or off balance sheet financing and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration and any notice of default required to permit acceleration shall have been given.

(h)      Servicer Termination Events.  A servicer termination event shall have occurred and be continuing under the Servicing Agreements.

SECTION 11.2.      Remedies.

(a)      Termination.  Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 11.1(e)), the GWG Trustee, at the request of the Required Lenders shall, by notice to the Borrower, declare all or any portion of the outstanding Principal Amount of the Loans and other Obligations to be due and payable (and accelerate the Maturity Date of each Loan) whereupon the full unpaid amount of all the Loans and other Obligations shall be and become immediately due and payable (and the Maturity Date for all of the Loans shall be deemed to have occurred), without further notice, demand or presentment.

(b)      Automatic Termination.  Upon the occurrence of an Event of Default described in Section 11.1(e), all outstanding Loans and other Obligations shall become immediately and automatically due and payable (and the Maturity Date shall be deemed to have occurred for all of the Loans), all without presentment, demand, protest, or notice of any kind.

Following the occurrence and during the continuance of an Event of Default, the GWG Trustee shall provide notice to Lenders after forty-five (45) days and exercise its rights and remedies on behalf of the Lenders to preserve and protect the Collateral for the benefit of the Lenders.

In addition to all rights and remedies under this Agreement or otherwise, the GWG Trustee shall have all other rights and remedies provided under the relevant UCC and under other Applicable Laws, which rights shall be cumulative.  Without limiting the generality of the foregoing, on and after the occurrence of an Event of Default, the GWG Trustee (on behalf of the Lenders) may without being required to give any notice (except as herein provided or as may be required by the Liquidity Providers or by mandatory provisions of law), sell the Collateral or any part thereof in any commercially reasonable manner at public or private sale, for cash, upon credit or for future delivery, as directed by the GWG Trustee and at such price or prices as the GWG Trustee may deem satisfactory.  The Borrower will, and will cause the Master Trusts and GWG Trust to, execute and deliver such documents and take such other action as the GWG Trustee reasonably deems necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale, the GWG Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of prepayment of the Borrower which may be waived, and the Borrower, to the extent permitted by applicable law, hereby specifically waives all rights of prepayment, stay or appraisal which it has or may have under any law now existing or hereafter adopted.  The GWG Trustee instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

In furtherance of the rights, powers and remedies of the GWG Trust and GWG Trustee during the continuance of an Event of Default, subject to any rights granted to the Master Collateral Agent or the Liquidity Providers, the Borrower hereby irrevocably appoints GWG Trustee as its true and lawful attorney, with full power of substitution, in the name of the Borrower, or otherwise, for the sole use and benefit of the GWG Trustee (for the further benefit of the Lenders), but at the Borrower’s expense, to the extent permitted by law and subject to the last sentence of the immediately preceding subsection, to exercise, at any time and from time to time during the continuance of an Event of Default, all or any of the following powers with respect to all or any of the Collateral.

(i)       to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(ii)      to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii)     to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if GWG Trust were the absolute owner thereof, and

(iv)     to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

Notwithstanding anything to the contrary contained in this Agreement, if at any time the rights, powers and privileges of the GWG Trust and GWG Trustee following the occurrence of an Event of Default conflict (or are inconsistent) with the rights and obligations of the Liquidity Providers, Master Collateral Agent, Servicer or the Master Servicer, the rights, powers and privileges of the Liquidity Providers and Master Collateral Agent shall supersede the rights and obligations of GWG Trust to the extent of such conflict (or inconsistency), with the express intent of maximizing the rights, powers and privileges of the Master Collateral Agent following the occurrence of an Event of Default.

The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Lenders within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

ARTICLE XII
INDEMNIFICATION

SECTION 12.1.      General Indemnity.  Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each of the GWG Trustee, Master Collateral Agent, the Servicer, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related and reasonable costs and expenses actually incurred, including reasonable attorneys’ fees and disbursements actually incurred (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, the acceptance and administration of this Agreement by such Person, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by the Borrower, GWG DLP Funding II, LLC or the Master Trusts, including (without limitation) in respect of the funding of any Loan or in respect of any Insurance Policy; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence on the part of any Indemnified Party, and (ii) any tax upon or measured by net income (except those described in Section 7.1(a)) on any Indemnified Party; including (without limitation), however, Indemnified Amounts resulting from or relating to:

(a)      any representation or warranty made by or on behalf of the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, the Master Trusts, GWG Trust in this Agreement or any other Transaction Document, which was incorrect in any respect when made;

(b)      failure by the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, the Master Trusts, to comply with any covenant made by it in this Agreement or in any of the other Transaction Documents;

(c)      except as expressly set forth in this Agreement, the failure by the Borrower to create and maintain in favor of GWG Trust, for the benefit of the Lenders a valid security interest in the Collateral, free and clear of any Lien (other than the Liens under the Transaction Documents);

(d)      the Borrower’s, GWG DLP Funding II, LLC’s or the Master Trusts’ use of the proceeds of the Loans;

(e)      the failure by the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, the Master Trusts to pay when due any taxes (including sales, excise or personal property taxes) payable in connection with the purchase and sale of the Conveyed Property;

(f)       the commingling of the Collections with other funds of the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC the Master Trusts, or any other Person;

(g)      any legal action, judgment or garnishment affecting, or with respect to, distributions on any Insurance Policy or the Transaction Documents; and

(h)      any failure to comply with any Applicable Law with respect to any Insurance Policy or any other part of the Collateral.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section 12.1 that is permissible under Applicable Law.

SECTION 12.2.      Third-Party Beneficiaries.  The Borrower hereby agrees that each of the Indemnified Parties that is not a party hereto is a third-party beneficiary of the indemnification provided in Section 12.1 and shall be entitled to enforce Section 12.1 on its own behalf as if it were a party hereto.

ARTICLE XIII
MISCELLANEOUS

SECTION 13.1.      Amendments, etc.  No amendment or waiver of, or consent to the Borrower’s departure from, any provision of this Agreement that has a materially adverse effect on a Lender shall be effective unless it is in writing and signed by the Required Lenders and GWG Trustee and such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given; provided that no amendment, waiver or other modification of this Agreement shall be effective unless not less than ten (10) days prior written notice thereof has been given to DZ Bank and, in the case of any amendment, waiver or other modification that directly or indirectly relates to Article VI or the provisions of Exhibit D or that otherwise affects the rights or interests of any Liquidity Provider, DZ Bank has consented in writing thereto; provided further that no Amendment shall be effect unless all Affected Lenders approve any Amendment that

(a)      extends the Maturity Date of any Loan (except as provided herein in Section 4.3);

(b)      Reduces the Principal Amount or Note Rate of any Loan; or

(c)      Results in an Adverse Claim against the Collateral.

SECTION 13.2.      Notices, etc.  All notices, directions, instructions, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and sent:

(a)      To the Borrower, GWG DLP Funding II, LLC, or GWG Trust at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota, 55402;

(b)      To the Lender, at the name and address of registered holder of the Loan as set forth on the Loan Subscription Agreement; and

(c)      To GWG Trustee, at 48 Wall Street 27th Floor, New York, NY 10005.

All such notices, directions, instructions, demands and communications shall be effective: (a) if sent by overnight courier, on the Business Day after the day sent, (b) if by U.S. mail, three Business Days after being deposited in the mail, (c) if delivered personally, when delivered, and (d) if faxed, when the sender thereof shall have received electronic confirmation of the transmission thereof (provided that should such day not be a Business Day, on the next Business Day), except any such notice, direction, demands or other communications to the Borrower shall only be effective upon actual receipt.

SECTION 13.3.      No Waiver; Remedies.  No failure on the part of any Lender, GWG Trustee or the Master Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13.4.      Binding Effect; Assignability; Term.  This Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender, the Master Collateral Agent, GWG Trust, GWG Trustee, the Liquidity Providers and their respective successors and assigns, except that Borrower shall not have the right to assign any of its respective rights, or to delegate any of its respective duties and obligations, hereunder without the prior written consent of GWG Trustee, DZ Bank and the Required Lenders.  This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Loans have terminated and all the principal of and interest on the Loans and all other amounts owing hereunder are paid in full and no further Loans are to be made hereunder.  The Liquidity Providers are express third party beneficiaries of this Agreement and shall be entitled to enforce the provisions of this Agreement in the same manner as if they were parties hereto.

SECTION 13.5.      Governing Law; Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

SECTION 13.6.      No Proceedings.  Each of GWG Trust and GWG Trustee hereby agrees that it will not institute against the Borrower, GWG DLP Funding II, LLC or the Master Trusts any bankruptcy, reorganization, insolvency or similar proceeding until a date that is at least one year and one day after the last day on which the Loans have terminated and all of the Obligations hereunder shall have been paid in full.

SECTION 13.7.      Confidentiality.  Each Lender agrees to maintain the confidentiality of any information regarding the Borrower (including in its capacity as Master Servicer), GWG DLP Funding II, LLC, the Master Trusts, GWG Trustee obtained in accordance with the terms of this Agreement that is not publicly available, but such Lender may reveal such information:  (a) as necessary in connection with the administration or enforcement of this Agreement or the other Transaction Documents or its funding of Loans under this Agreement, (b) as required by Applicable Law, government regulation, court proceeding or subpoena, (c) to regulatory agencies and examiners, (d) to any potential assignee or participant or (e) to its attorneys and auditors, provided that in no event shall any Lender reveal any information with respect to the Insureds in violation of Applicable Law.

SECTION 13.8.      Limited Recourse.  Except as explicitly set forth herein or in any other Transaction Document, no recourse under any Transaction Document shall be had against, and no liability shall attach to, any trustee, officer, employee, director, Affiliate, shareholder, partner, member or beneficiary, whether directly or indirectly, of any party thereto, or any of their respective Affiliates (including, without limitation, any member of the Borrower).  It is expressly agreed and understood as a condition of (and in consideration for) the execution and delivery of each Transaction Document that each Transaction Document is the corporate, trust or limited liability company (as applicable) obligation of the parties thereto, to the extent explicitly set forth therein, and that none of any trustee, officer, employee, director, Affiliate, shareholder, partner, member or beneficiary, whether directly or indirectly, of any party shall have any liability for the performance or breach of performance of any of the obligations under the Transaction Documents.

SECTION 13.9.      Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 13.10.    Submission to Jurisdiction.  Each party hereto hereby submits exclusively to the jurisdiction of the courts of the State of Minnesota and of any Federal court located in the State of Minnesota (or any appellate court from any thereof) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each party hereto hereby irrevocably waives any objection that it may have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.

SECTION 13.11.    Costs and Expenses.  In addition to its obligations under Section 3.4 and Section 12, the Borrower agrees to pay on demand:

(a)      all reasonable and actual costs and expenses incurred by each Lender and GWG Trustee, in connection with (i) the perfection of the GWG Trust’s security interests in the Collateral and (ii) the maintenance of the LifeNotes Account; and

(b)      all stamp and other Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement.

SECTION 13.12.    Severability of Provisions.  If any one or more provisions of this Agreement shall for any reason be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of other provisions of this Agreement.

SECTION 13.13.    ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 13.14.    Tax Disclosure.  Notwithstanding anything herein to the contrary, to the extent not inconsistent with applicable securities laws, each party hereto (and each of their employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction (as defined in Section 1.6011-4 of the Treasury Regulations) and all materials of any kind (including opinions or other tax analyses) to the extent relating to such tax treatment and tax structure.

SECTION 13.15.    Amendment and Restatement of Prior Note Issuance and Security Agreement.  The parties hereto acknowledge and agree that pursuant to Section 13.1 of the Prior Note Issuance and Security Agreement, the Prior Note Issuance and Security Agreement may be amended by the Borrower and the GWG Trustee if such amendments to do not have a materially adverse effect on a Lender.  This Agreement amends, restates and replaces in its entirety the Prior Note Issuance and Security Agreement, which is heretofore null and void and of no further force and effect.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GWG LIFE SETTLEMENTS, LLC, as the Borrower

By:    /s/ Jon R. Sabes
Name:    Jon R. Sabes
Title:     Chief Executive Officer

GWG LIFENOTES TRUST, as Secured Party on behalf of Lenders

By:    /s/ Michael R. Newell
Name:    Michael R. Newell
Title:    Vice President of Lord Securities

Corporation, Special Trustee

LORD SECURITIES CORPORATION, as GWG Trustee

By:   /s/ Michael R. Newell
Name:    Michael R. Newell
Title:    Vice President

EXHIBIT A

FORM OF NOTE

Note Number	Hennepin County, Minnesota

$	Effective Date __________, _____

Due on __________, _____
GWG LIFE

SERIES I SECURED NOTE, CLASS ___

___ INTEREST RATE, PAYABLE [MONTHLY, ANNUALLY, MATURITY]

GWG LIFE (the “Issuer”), for value received, hereby promises to pay to the order of _________ _____________________ (the “Lender”), at such location as may be designated by the Lender from time to time, the principal amount of ____________ Dollars ($_______) (“Principal”), and to pay Interest on the unpaid balance thereof from the date hereof, in lawful money of the United States, as follows:

From the effective date shown above, the Lender shall be paid simple annual interest at the per annum rate stated above (“Interest”). All Interest paid hereunder shall be based on a three hundred sixty (360) day year, consisting of twelve (12) months, each consisting of thirty (30) days. Interest shall be payable with the frequency (monthly, annually, or at maturity only) stated above, for the preceding period, on or about the 10th day of the month following the end of such period during which any part of the Principal amount hereof is outstanding and unpaid.

The Principal amount hereof, and any interest not theretofore paid, shall be due and payable on the due date set forth above, subject to the right of the Issuer to extend the due date for up to two additional six month terms if the original term of the note is less than one year, and to extend the due date for up to one six month term if the original term of the note is one year or greater but less than three years.  If the original term of the note is less than one year and a six month extension is exercised, the interest rate will be increased to the then current one-year interest rate and if the term of the note is extended for an additional six month term by Issuer the interest rate will be increased by an additional 50 basis points or 0.50% per annum.  All other six month term extensions of the note by Issuer will result in an increase in the interest rate by 50 basis points or 0.50% per annum.  The Issuer will repay the note on the tenth of the month following its maturity (or the first business day after the tenth of the month).  Interest will not accrue on the Note for the time period between the maturity date and the repayment date.

The Issuer may prepay this Note at any time without penalty.

The Issuer, on the Maturity Date, shall exchange the Lender’s Note for a new Note having terms and conditions identical to the Note exchanged (except that if such replacement Note shall bear Interest at the interest rate different from the original note, the Issuer shall provide prior notice). In the event that the Lender hereof does not wish to renew this Note on the Maturity Date set forth above, written notice must be given to the Issuer at least thirty (30) calendar days prior to the Maturity Date. Notwithstanding the foregoing, the Issuer may determine, at its option, not to renew any Note.

These Notes are issued pursuant to that certain Note Issuance and Security Agreement dated November __, 2010 (the “Note Issuance Agreement”) between the Issuer, GWG LifeNotes Trust (“LifeNote Trust”), and Lord Securities Corporation, as Special Trustee (the “Special Trustee”), as amended and supplemented from time to time.  Pursuant to the Note Issuance Agreement, Notes may be issued to the Lender. The Notes are issued, and will be issued to finance life insurance policies owned directly or indirectly by Issuer. The terms of the Notes include those stated in the Note Issuance Agreement and the Notes are subject to all such terms incorporated herein by reference thereto, and may be amended from time to time.

Under the Note Issuance Agreement, the Issuer assigns and pledges to the LifeNote Trust on behalf of Lender to secure the payment of the principal and interest on the Notes, and the performance of all covenants made by the Issuer under the Note Issuance Agreement and grants the LifeNote Trust on behalf of Lender a security interest in the Collateral. The Collateral includes (i) all interests in subsidiaries of the Issuer, (ii) all investment earnings thereon, and all other property at any time made subject to the Note Issuance Agreement pursuant to the provisions of the Note Issuance Agreement, (iii) all proceeds of the Collateral, except as otherwise provided in the Note Issuance Agreement, and (iv) all accounts and general intangibles owned by the Issuer.  The Lender’s rights to cash proceeds of life insurance policies owned directly or indirectly by the Issuer is subordinate to amounts owed to the senior Liquidity Providers pursuant to the terms of the Note Issuance Agreement.

Each payment made to Lender shall be credited first on Interest then due, and the remainder, if any, on Principal; and Interest shall thereupon cease upon the Principal so credited. Should default be made on payment of any installment when due, or of any obligation, covenant, or warranty of the Issuer in the Note Issuance Agreement, the whole sum of Principal and Interest shall become immediately due and payable, at the option of Special Trustee on behalf of the Lender of this Note. All Principal and Interest shall be payable in lawful money of the United States.

Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery or when sent by first class mail, postage prepaid, to the party to be notified at the address indicated herein, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Lender. Any amendment or waiver effected in accordance with this section shall be binding upon the Lender and each future Lender of this Note.

This Note may not be assigned without the prior written consent of the Issuer.  This Note shall be binding upon the heirs, assigns, successors in interest, agents, and employees of the parties hereto. The Issuer agrees to pay any and all reasonable attorneys’ fees and costs incurred by Lender, LifeNote Trust and/or the Special Trustee associated with the enforcement of the terms of this Note.

If one or more provisions of this Note are held to be unenforceable under applicable law; such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

This Note shall be governed, construed, and enforced in accordance with the laws of the State of New York.

GWG LIFE, a Delaware limited liability company

By: ______________________________________
Name:   ___________________________________
Title:   ____________________________________

THE SECURITY EVIDENCED HEREBY WAS ISSUED PURSUANT TO REGULATION D IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE 1933 ACT OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OR RULE 144A UNDER THE 1933 ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND/OR DELIVERED IN CONNECTION HEREWITH (COLLECTIVELY, THE “SUBORDINATED LOAN DOCUMENTS”), THE INDEBTEDNESS AND OTHER OBLIGATIONS OF THE BORROWER UNDER THE SUBORDINATED LOAN DOCUMENTS ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE VI OF THE THIRD AMENDED AND RESTATED NOTE ISSUANCE AND SECURITY AGREEMENT DATED AS OF NOVEMBER __, 2010 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”) AMONG GWG LIFE, AS BORROWER, THE NOTEHOLDERS PARTY THERETO, AS LENDERS, AND THE SPECIAL TRUSTEE OF THE LIFENOTE TRUST, AND LIFENOTES TRUST, AS SECURED PARTY, INCLUDING THE PROVISIONS OF EXHIBIT D THEREOF.  ANY PERSON WHO ACQUIRES ANY SUCH INDEBTEDNESS OR OBLIGATION OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE THEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE AGREEMENT AND ANY OTHER SUBORDINATED LOAN DOCUMENT, THE TERMS OF THE AGREEMENT SHALL GOVERN AND CONTROL.

EXHIBIT A-1

TABLE OF NOTE CLASSES AND APPLICABLE INTEREST RATES

EXHIBIT B

SUBSCRIPTION AGREEMENT

GWG LIFE

SERIES I
SECURED NOTES
MINIMUM INVESTMENT - $25,000
220 SOUTH SIXTH STREET, SUITE 1200
MINNEAPOLIS, MN 55402

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made by and between GWG Life, a Delaware limited liability company (the “Company”), and the undersigned prospective purchaser (sometimes hereinafter referred to as the “Subscriber” or the “Investor”) who is subscribing hereby for certain of the GWG Life, Series I Notes (the “Notes”), pursuant to the Company’s Confidential Private Placement Memorandum, dated October 15, 2010 (the “Memorandum” which term includes all exhibits and supplements thereto and any amendments thereof) distributed to a limited number of accredited investors in connection with the offering of the Notes.

In consideration of the Company’s agreement to sell Notes to the Subscriber upon the terms and conditions summarized in the Memorandum, the Subscriber hereby agrees and represents to the Company as follows:

SUBSCRIPTION

1)
The Notes will be offered and sold to you in a non-public placement to a limited number of purchasers in the United States who are “Accredited Investors” as that term is defined under Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”). The Notes are offered pursuant to the Memorandum.

2)	Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Notes shall bear the following legend:

THE SECURITY EVIDENCED HEREBY WAS ISSUED PURSUANT TO REGULATION D IN A TRANSACTION, EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE 1933 ACT OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OR RULE 144A UNDER THE 1933 ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR PURSUANT, TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

3)
On the basis of the representation and warranties contained in this Agreement, and subject to its terms and conditions and further subject to acceptance of this Agreement by the Company; the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, the number of Notes set forth on the signature page hereof by payment to the Company of the amount set forth on the signature page hereof (the “Subscription Amount”) either (i) in the form of a certified or bank check, payable in United States dollars to “GWG Life –LifeNotes Trust Account” or (ii) by wire transfer to the following account:

WIRE INSTRUCTIONS:
GWG LIFENOTES TRUST ACCOUNT
00497-18394
ROUTING:  091001157
BANK NAME: M&I BANK

4)
The Subscriber understands that the Company will accept or reject all subscriptions no more than 30 calendar days following receipt of the completed Subscription Agreement and a transfer to the Company of funds in the full Subscription Amount. No notes will be issued or dated prior to the Company’s receipt and acceptance of a completed Subscription Agreement. In the event that a subscription is rejected, the Subscription Amount (or, in the case of rejection of a portion of the undersigned’s subscription, the part of the Subscription Amount relating to such rejected portion) shall be returned to the Subscriber by the Company, without interest being paid thereon.

5)
The Subscriber hereby acknowledges receipt of a copy of the Memorandum, including all exhibits thereto, and hereby adopts, accepts and agrees to be bound by each provision thereof upon the (i) execution and delivery to the Company of the completed Subscription Agreement submitted by the Subscriber, and (ii) acceptance by the Company of the Subscriber’s subscription for Notes.

6)
In connection with the undersigned’s purchase of the Notes pursuant to this agreement, the undersigned desires to execute and become a party to the Note Issuance and Security Agreement (the “Note Issuance and Security Agreement”), by and among the Company, LifeNotes Trust, Lord Securities Corporation, and the Noteholders parties thereto and the Trust Agreement (the “Trust Agreement”), by and among Lord Securities Corporation, as Special Trustee, the Company, and the Noteholders parties to the Note Issuance and Security Agreement.  The undersigned hereby acknowledges that a copy of the Note Issuance and Security Agreement and Trust Agreement has been made available to it.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that by signing this Subscription and Letter of Investment Intent, and upon acceptance hereof by the Company, the undersigned will be added as a Lender to the Note Issuance and Security Agreement and as a Noteholder to the Trust Agreement, that the terms, provisions, obligations and agreements of the Note Issuance and Security Agreement and Trust Agreement shall be binding upon the undersigned as a “Lender” under the Note Issuance and Security Agreement and as a “Noteholder” under the Trust Agreement, and such terms, provisions, obligations and agreements shall inure to the benefit of and be binding upon the undersigned and his, hers or its successors and assigns.  The signature page to this Subscription and Letter of Investment Intent will be deemed to be a counterpart signature page to the Note Issuance and Security Agreement and Trust Agreement.  In addition, the undersigned acknowledges and ratifies the appointment of Lord Securities Corporation, as Special Trustee on behalf of the LifeNotes Trust, which is established for the benefit of the undersigned and the other holders of Notes.

REPRESENTATIONS AND WARRANTIES

The Subscriber hereby represents, warrants to, and agrees with the Company as follows:

1)
In the case of a Subscriber who is an individual, the Subscriber has reached the age of majority in the state or country in which he or she resides, has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity in this investment.

2)
The Subscriber, if acting in a representative capacity or as an agent, has full authority to make the representations and warranties specified herein and to consummate the transactions contemplated herein in such capacity.

3)
The Subscriber is acquiring the Notes for the Subscriber’s own account, for investment purposes only, not for the account of any other person, and not with a view to distribution, assignment, or resale to others or to fractionalization in whole or in part (excluding transfers which constitute bona fide gifts, provided the transferee agrees to be bound by the terms of this Agreement). No other person has or will have a direct or indirect beneficial interest in the Notes. The Subscriber will not sell, hypothecate or otherwise transfer the Notes unless (i) the Notes to be transferred are registered under the 1933 Act and applicable state securities laws, or (ii) in the opinion of subscriber’s counsel, concurred in by counsel to the Company, an exemption from the registration requirements of the 1933 Act and from the requirements of such state laws is available.

4)
The Subscriber has been furnished with and has carefully read the Memorandum, and is familiar with and understands the terms of the offering and the terms of the Notes. The Subscriber and his, her, or its representatives have also either been supplied with or been given access by the Company to all information which the Subscriber has requested relating to an investment in the Notes, and all documents and information a reasonable investor would consider material in making an investment decision concerning the Notes, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company and the Notes, so that the Subscriber has all information the Subscriber deems to be relevant or material to make a decision to purchase the Notes. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representations or other information (whether oral or written) from any other person, including without limitation, the Company, other than as set forth in the Memorandum, and is not relying on any other person to undertake to furnish or verify the information relating to this transaction. With respect to individual tax and other economic considerations involved in this investment, the Subscriber is not relying on the Company. The Subscriber has carefully considered and has, to the extent the Subscriber believes necessary, discussed with the Subscriber’s professional, legal, tax, accounting and financial advisors the suitability of an investment in the Notes for the Subscriber’s particular tax and financial situation and has determined that the Notes being subscribed for by the Subscriber are a suitable investment for the Subscriber.

5)
The Subscriber has a pre-existing personal or business relationship with the Company or its officers or directors, or, by reason of the Subscriber’s business or financial experience (or the business or financial experience of the Subscriber’s professional advisors who are not affiliated with and who are not compensated by the Company or any affiliate of the Company) has the capacity to protect his, her or its own interests in connection with this investment in the Notes, and either alone or with the Subscriber’s professional advisors (as described above) has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Notes.

6)	THE SUBSCRIBER HEREBY REPRESENTS AND WARRANTS TO THE COMPANY THAT HE, SHE, OR IT SATISFIES ONE OF THE FOLLOWING REQUIREMENTS: (Initial the applicable statement)

INITIALS

____	i.	the Subscriber is an individual whose net worth (excluding the value of his or her principal residence), individually or jointly with spouse, currently exceeds $1,000,000; or

____	ii.
the Subscriber is an individual whose individual income (exclusive of that of spouse) exceeded $200,000 in each of the immediately preceding 2 years, and who reasonably expects his or her personal income to exceed $200,000 in the current year; or

____	iii
the Subscriber is an individual whose joint income with that of his or her spouse exceeded $300,000 in each of the immediately preceding 2 years, and who reasonably expects such joint income to exceed $300,000 in the current year; or

____	iv.	the Subscriber is a director, executive officer, or general partner of the Company or a director, executive officer or general partner of a general partner of the Company; or

____	v.
the Subscriber is (a) a bank as defined in Section 3(a)(2) of the 1933 Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance company as defined in Section 2(13) of the 1933 Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees, if such plan has total assets in excess of $5 million, or (g) as employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is a bank, savings and loan association, insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

____	vi.	the Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

____	vii.
the Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5 million; or

____	viii
the Subscriber is a trust not formed for the specific purpose of acquiring the Notes, whose total assets exceed $5 million and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment; or

____	ix.	the Subscriber is an entity all of the equity owners of which meet the requirements of category (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) above.

7)	Indicate whether the assets being invested in the notes constitute “plan assets” within the meaning of ERISA and regulation 2510.3-101 promulgated thereunder (Initial whichever one applies):

_____	Yes, the assets being invested in the notes do constitute “plan assets” within the meaning of ERISA and regulation 2510.3-101 promulgated thereunder.

_____	No, the assets being invested in the notes do not constitute “plan assets” within the meaning of ERISA and regulation 2510.3-101 promulgated thereunder.

8)
The Subscriber recognizes that investment in the Company involves substantial risks, including the risk of loss of the entire amount of such investment, and has taken full cognizance of and understands all the risk factors and tax consequences related to the Subscriber’s purchase of the Notes. The Subscriber is willing to assume, and has substantial financial resources necessary to withstand, all the risks involved in the investment and the potential loss of investment in the Notes.

9)
If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation or trust: (i) such partnership, corporation, or trust has been duly authorized and is duly qualified (a) to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, or trust or by use of a power of attorney in connection with the purchase of its Notes, (b) to delegate authority pursuant to a power of attorney, and (c) to purchase and hold such Notes; (ii) the signature of the party signing on behalf of such partnership, corporation, or trust is binding upon such partnership, corporation or trust; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring such Notes, unless each equity and beneficial owner of such entity is an Accredited Investor under Regulation D and has submitted information substantiating such qualification.

10)
The Subscriber hereby agrees to indemnify and hold harmless the Company, and each officer, director, or control person, of the Company and each officer and director of any such control person (each, an “Indemnified Party”), who was or is a party to or is threatened to be made a party to any threatened, pending or completed suit, action or proceeding, whether civil, or criminal, administrative, or investigative, to the fullest extent permitted by law, against any Losses incurred by reason of or arising, from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber to the Company including, without limitation, any such misrepresentation, misstatement, or omission contained in this Subscription Agreement. For purposes of this paragraph, “Losses” shall include any and all losses, damages, liabilities and expenses for which an Indemnified Party has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement or incurred in a securities or other action in which no judgment in favor of the Subscriber is rendered) actually and reasonably incurred by such person or entity in connection with such action, suit or legal proceeding.

UNDERSTANDINGS

The Subscriber understands, acknowledges, and agrees with the Company as follows:

1)
This subscription may be rejected, in whole or in part, by the Company or its Officers in their sole and absolute discretion. The Company may also allot to any prospective Subscriber fewer than the principal amount of Notes subscribed for by such prospective Subscriber.

2)	This Subscription is and shall be irrevocable by the Subscriber except to the extent otherwise provided by any applicable state law.

3)
THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  IN ADDITION, INVESTORS WILL NEED TO OBTAIN THE COMPANY’S CONSENT TO TRANSFER OR ASSIGN THE NOTES.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT UNTIL THE NOTES MATURE.

4)
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE NOTES, THE NOTE ISSUANCE AND SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND/OR DELIVERED IN CONNECTION THEREWITH (COLLECTIVELY, THE “SUBORDINATED LOAN DOCUMENTS”), THE INDEBTEDNESS AND OTHER OBLIGATIONS OF THE COMPANY UNDER THE SUBORDINATED LOAN DOCUMENTS ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE VI OF THE NOTE ISSUANCE AND SECURITY AGREEMENT, INCLUDING THE PROVISIONS OF EXHIBIT D THEREOF.  THE SUBSCRIBER IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE NOTE ISSUANCE AND SECURITY AGREEMENT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE NOTE ISSUANCE AND SECURITY AGREEMENT AND ANY OTHER SUBORDINATED LOAN DOCUMENT, THE TERMS OF THE NOTE ISSUANCE AND SECURITY AGREEMENT SHALL GOVERN AND CONTROL.

MISCELLANEOUS

1)	This Subscription Agreement is not binding on the Company until the Company has executed it.

2)
This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators, and other successors of the Subscriber and this Subscription Agreement shall inure to the benefit of and be enforceable by the Company. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the Subscriber are made jointly and severally.

3)
Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any such change, discharge or termination is sought.

4)
Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

5)
This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York by and between residents of New York. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6)
This Subscription Agreement and the Note Issuance and Security Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all parties hereto.

** INDIVIDUAL OR JOINT SUBSCRIBERS SIGNATURE PAGE**

(This page should be completed only if Subscriber(s) are either one or two individual persons)

The undersigned Subscriber, desiring to purchase notes of GWG Life, Series I (the “Notes”) pursuant to the Confidential Private Placement Memorandum (the “Memorandum” which term includes all exhibits and supplements thereto and any amendments thereof) of GWG Life a Delaware limited liability company (the “Company”), by executing this Signature Page, hereby agrees to be bound by all terms of this Subscription Agreement, and further hereby executes, adopts, makes, confirms and agrees to all terms, conditions, representations and warranties of this Subscription Agreement.

Dated as of this _____ day of ___________, 20__

Amount of Notes to Purchase:  $_________________

(Please check one option in each column)
(Note: 6 Month Notes Pay Interest Monthly or At Maturity Only)

Class of Notes to Purchase: ____ or ____ 6 Month	____ Monthly
____ 1 Year	____ Annually
____ At Maturity
Qualified ☐ Non-Qualified ☐
(Please check one) ____ 2 Year
____ 3 Year
____ 5 Year ____ 7 Year (only payable At Maturity)

Print Name of Subscriber	Print Name of Co-Subscriber (if any)

Signature of Subscriber	Signature of Co-Subscriber (if any)

Subscriber SS#	Co-Subscriber SS# (if any)

Subscriber Date of Birth	Co-Subscriber Date of Birth (if any)

Mailing Address	Subscriber Phone #
Subscriber Email

Interest Preferred Method
Check ☐ ☐ Direct Deposit
(Payment Form must be completed for either option)

* If investor is not a United States citizen, furnish IRS Form W-8BEN with this Subscription Agreement

EXECUTION OF AGREEMENT BY POWER OF ATTORNEY
IF THE SUBSCRIBER HAS SIGNED THIS SUBSCRIPTION AGREEMENT BY POWER OF
ATTORNEY, THE SUBSCRIBER REPRESENTS THAT ATTACHED HERETO IS A TRUE AND COMPLETE COPY OF SUCH POWER OF ATTORNEY.

**ENTITY SIGNATURE PAGE**

(This page should be used when the Subscriber is a Trust, LLC, Custodian, or other legal entity)

The undersigned Subscriber, desiring to purchase notes of GWG Life, Series I (the “Notes”) pursuant to the Confidential Private Placement Memorandum (the “Memorandum” which term includes all exhibits and supplements thereto and any amendments thereof) of GWG Life a Delaware limited liability company (the “Company”), by executing this Signature Page, hereby agrees to be bound by all terms of this Subscription Agreement, and further hereby executes, adopts, makes, confirms and agrees to all terms, conditions, representations and warranties of this Subscription Agreement.

Dated as of this _____ day of ___________, 20__

Amount of Notes to Purchase:  $_________________

(Please check one option in each column)
(Note: 6 Month Notes Pay Interest Monthly or At Maturity Only)

Class of Notes to Purchase: ____ or ____ 6 Month	____ Monthly
____ 1 Year	____ Annually
____ At Maturity
Qualified ☐ Non-Qualified ☐
(Please check one) ____ 2 Year
____ 3 Year
____ 5 Year ____ 7 Year (only payable At Maturity)

Name of Subscriber
FBO ( if Subscriber is a Custodian)	Tax ID of Subscriber

Authorized Signature

Print Name of Authorized Signor and Title	Subscriber Date of Incorporation or Declaration of Trust

Mailing Address	Subscriber Phone #
Subscriber Email

Interest Preferred Method
☐ Check ☐ Direct Deposit
(Payment Form must be completed for either option)

* If investor is not a United States citizen, furnish IRS Form W-8BEN with this Subscription Agreement

EXECUTION OF AGREEMENT BY POWER OF ATTORNEY
IF THE SUBSCRIBER HAS SIGNED THIS SUBSCRIPTION AGREEMENT BY POWER OF
ATTORNEY, THE SUBSCRIBER REPRESENTS THAT ATTACHED HERETO IS A TRUE AND COMPLETE COPY OF SUCH POWER OF ATTORNEY.

Life Notes Payment Form

Subscriber:__________________________________________________________________________
If you want your interest payments via a check, complete the following information
Check Should be made out to: (If check goes to Subscriber at their mailing address, you only have to check the Subscriber box)	Subscriber	Another Person or Entity

Payable to:
Street Address:

City, State, Zip:

If you want your interest payments made via direct deposit, complete the following information

Account Type:	Checking	Savings	Other

Bank Name:
Bank Street Address:

Bank City, Sate, Zip:
Routing Number:
Account Number:
FBO:

I authorize M&I Bank and its Agents, acting on behalf of GWG Life and its affiliate entities (collectively “GWG”) to initiate electronic credit entries, and if necessary, debit entries and adjustments for any credit entries in error to my checking and/or savings accounts listed above. I agree to hold GWG harmless from any and all loss and to indemnify GWG, limited to the amount of the credit entry. This authorization will remain in effect until M&I Bank has received written information of its termination in such time and in such manner as to afford M&I Bank and its agents a reasonable opportunity to cancel it.

Signature of Subscriber or Authorized Signor	Date

Print Name of Subscriber or Authorized Signor

PLACEMENT AGENT CERTIFICATION

BASED ON THE INFORMATION OBTAINED FROM THE SUBSCRIBER CONCERNING HIS OR HER INVESTMENT OBJECTIVES, HIS OR HER OTHER INVESTMENTS AND HIS OR HER FINANCIAL SITUATION AND NEEDS, THE UNDERSIGNED PLACEMENT AGENT HAS REASONABLE GROUNDS TO BELIEVE THAT AN INVESTMENT IN THE NOTES OF THE COMPANY IS SUITABLE FOR THE SUBSCRIBER. PRIOR TO THE SUBSCRIBER’S EXECUTING THIS SUBSCRIPTION AGREEMENT, THE UNDERSIGNED PLACEMENT AGENT HAS INFORMED THE SUBSCRIBER OF ANY COMPENSATION THE UNDERSIGNED PLACEMENT AGENT SHALL RECEIVE ON ACCOUNT OF THE SALE OF THE NOTES HEREIN AND ALL PERTINENT FACTS RELATING TO AN INVESTMENT IN THE NOTES, INCLUDING THE RISK FACTORS DISCLOSED IN THE MEMORANDUM. THE UNDERSIGNED BELIEVES THAT THE REPRESENTATIONS AND WARRANTIES EXPRESSED ABOVE ARE TRUE AND CORRECT.

Placement Agent

Firm

Address

City / State / Zip Code

Phone Number

Email Address

By
Agent’s Authorized Signature

Name of Broker-Dealer:

Subscription accepted by the Company

Dated:

GWG LIFE

By
Its

EXHIBIT C

FORM OF CALCULATION DATE REPORT

EXHIBIT D

SUBORDINATION PROVISIONS

1.           Except to the extent provided in Section 3 of this Exhibit D, the payment of any and all Subordinate Obligations, including, without limitation, all interest, fees and other charges, shall be subordinated to the prior payment in full of any and all amounts due under or in respect of the Senior Obligations.  The priorities of the liens, claims, encumbrances, security interests or other interests established, altered or specified in Article VI (including the provisions of this Exhibit D incorporated by reference therein) are applicable irrespective of the time or order of attachment or perfection (or lack of attachment or perfection) thereof, the method of perfection, the time or order of filing of financing statements or the taking of possession, or the giving of or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests or otherwise and irrespective of any other law, decision, fact, circumstance, act or occurrence that might otherwise affect the priorities established under this Agreement.

2.           Upon the commencement of any Event of Bankruptcy with respect to the Borrower (a “Borrower Bankruptcy Case”), all Senior Obligations shall be paid in full in cash (including, without limitation, all pre-petition and post-petition interest, fees and other charges payable under the Senior Obligations, whether or not such interest, fees and other charges are allowable claims in the Borrower Bankruptcy Case) and the related Transaction Documents to which the  Liquidity Providers are a party terminated in accordance with their terms (the date on which such payment in full and termination occurs being the “Senior Payout Date”), before any further payments may be made under the Subordinate Obligations.

3.           Until the Senior Payout Date, payments in respect of the Obligations and proceeds of the Collateral shall be distributed in accordance with Section 5.2 of the Agreement and available cash will first be applied to the Senior Obligations or (to the extent no Senior Obligations are then due and payable but the Senior Payout Date has not occurred) distributed to the Related Liquidity Providers to be held as collateral for payment of the Senior Obligations until the Senior Payout Date has occurred, and remaining payments, if any, in respect of the Obligations shall be applied to Subordinate Obligations; provided that if no “Event of Default” or “Potential Event of Default” (as defined in the DZ Bank Credit and Security Agreement) exists under the Senior Obligations or the related Transaction Documents, the Borrower may pay and the Lenders may accept all regularly scheduled payments of principal and interest on the Subordinate Obligations and any prepayment payments permitted under this Agreement.  If an “Event of Default” or “Potential Event of Default” shall exist under the Senior Obligations or the related Transaction Documents, (a) no further payments may be made by the Borrower or accepted by any Lender in respect of the Subordinate Obligations, and (b) to the extent any payments or proceeds are received by any Lender, GWG Trust or the GWG Trustee on account of the Subordinate Obligations subsequent to an “Event of Default” or “Potential Event of Default”, such payment or proceeds shall be held by the Lender, GWG Trust or the GWG Trustee, as the case may be, in trust for the Liquidity Providers and immediately paid over to the Related Liquidity Providers.

4.           GWG Trust, GWG Trustee and each Lender waives the right to enforce any security (including without limitation the exercise of any right of offset) for a Subordinate Obligation until the earlier of (i) the Senior Payout Date or (ii) 180 days following the date of an uncured Event of Default by Borrower under this Agreement or the Subordinate Obligations, provided that if prior to the expiration of the 180-day period, the Liquidity Providers have commenced a judicial proceeding or non-judicial action to collect or enforce any rights or claims against the Borrower or SPV Borrower or foreclose on any collateral for the Senior Obligations, or a case or proceeding by or against Borrower or SPV Borrowers is commenced under the federal Bankruptcy Code or any other insolvency law, then such 180-day period shall be extended during the continuation of such proceedings and actions until the Senior Payout Date.

5.           After the Senior Payout Date, the Lenders will be subrogated to the rights of the Liquidity Providers to receive payments on the related Senior Obligations to the extent the Liquidity Providers received payments in respect of the Subordinate Obligations.

6.           Each Lender agrees that the provisions of this Exhibit D and Article VI are for the benefit of the Liquidity Providers and shall not impose any obligations on any Liquidity Provider with respect to the Transaction Documents or the Senior Obligations.

7.           Until the Senior Payout Date, each of GWG Trust, the GWG Trustee and each Lender agrees as follows:

 (a)           It will not challenge, avoid, subordinate or contest or directly or indirectly support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any Event of Bankruptcy, the priority, attachment, validity, extent, perfection or enforceability of any Lien or other Adverse Claim held by any Liquidity Provider in all or any part of the Related SPV Collateral with respect to such Liquidity Provider.

(b)           It will not interfere with any state law collection or foreclosure action brought by or on behalf of any Liquidity Provider with respect to any Related SPV Collateral of such Liquidity Provider, including without limitation any judicial or non judicial foreclosure action.

(c)           It will not object to or oppose a sale or other disposition of any Related SPV Collateral free and clear of Liens or other claims of the Lenders under Section 363 of the United States Bankruptcy Code or any other Applicable Law if the Related Liquidity Provider has consented to such sale or disposition.

(d)           Each Lender agrees to turn over to the Related Liquidity Providers any “adequate protection” of its interest in any Collateral that it receives in any case or proceeding relating to any Event of Bankruptcy to the extent necessary to make the Liquidity Providers whole and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral, appoint a Chapter 11 trustee under Section 1104 of the United States Bankruptcy Code or convert or dismiss such case or proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of the Related Liquidity Providers.

(e)           In the event any proceeds of the Collateral are received by a Lender, GWG Trust or the GWG Trustee for application to a Subordinate Obligation other than as expressly permitted by the terms of this Agreement, such proceeds shall be received by the Lender, GWG Trust or the GWG Trustee, as the case may be, in trust for the benefit of the  Liquidity Providers, and the Lender, GWG Trust or the GWG Trustee, as the case may be, shall promptly turn over such proceeds to the Related Liquidity Providers in the same form as received, with any necessary endorsement. Upon the Senior Payout Date, any remaining proceeds of the Collateral shall be delivered to the GWG Trustee and applied to the Subordinate Obligations, except as otherwise required pursuant to Applicable Law.  In the event any proceeds of the SPV Collateral are received by a Lender, GWG Trust or the GWG Trustee, such Person will hold such proceeds in trust for the benefit of the Related Liquidity Provider and shall promptly turn over such proceeds to the Related Liquidity Provider for application in accordance with the terms of the Transaction Documents to which such Related Liquidity Provider is a party.

8.           The Liquidity Providers have permitted the incurrence of the Subordinate Obligations in reliance on this Agreement.  Each of GWG Trust, the GWG Trustee and each Lender expressly waives (i) notice of acceptance by the Liquidity Providers of this Agreement, (ii) notice of the existence or creation of non-payment of all or any part of the Senior Obligations, (iii) all diligence in collection or protection of or realization upon all or any part of the Collateral or the SPV Collateral or any other guaranty or security and any requirement that any Liquidity Provider protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any such Property, (iv) promptness, diligence, notice of acceptance and any other notice with respect to any Senior Obligation and (v) to the fullest extent permitted by applicable law, and except as otherwise expressly provided hereunder for the benefit of the Liquidity Providers, all of its rights as a secured creditor (other than the right to receive notice of the sale of other disposition of the Collateral and the right to receive, in accordance with Section 9-615 of the UCC, proceeds of such sale or other disposition, if any remaining after the application of such proceeds to pay in full in cash the Senior Obligations and the occurrence of the Senior Payout Date) in connection with any dealing in the Collateral or the SPV Collateral by a Liquidity Provider.  For the purposes of this Agreement, “Property” means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

9.           Each of GWG Trust, the GWG Trustee and each Lender agrees and consents that the Liquidity Providers may, at any time and from time to time, in their sole discretion, without the consent of or notice to GWG Trust, the GWG Trustee, the Lenders or any other Person, without incurring responsibility to GWG Trust, the GWG Trustee or the Lenders, and without impairing or releasing the subordination provided for herein or the obligations of  GWG Trust, the GWG Trustee and the Lenders to the Liquidity Providers hereunder, amend, restate, supplement or otherwise modify the Transaction Documents (other than this Agreement) in any way whatsoever, including, without limitation, to do any of the following: (i) shorten the final maturity of all or any part of the Senior Obligations, (ii) increase the principal amount of the Senior Obligations or the loans outstanding under the related Transaction Documents or modify the amortization of the principal amount of all or any part of the Senior Obligations or any such loans, (iii)  increase any interest rate applicable to any Senior Obligation or any such loan, (iv) impose any additional fee or penalty upon the Borrower or any of its Affiliates or otherwise under the Transaction Documents or increase the amount of or rate of or any fee or penalty provided for, (v) retain or obtain a Lien on any Property to secure any Senior Obligation or transfer additional Properties to any SPV Borrower or Master Trust, (vi) enter into new Transaction Documents with the Borrower or any of its Affiliates, (vii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Obligations or any loans under the Transaction Documents or otherwise amend, restate, supplement or modify in any manner, or grant any waiver or release with respect to any Senior Obligation, any such loan or any Transaction Documents, (viii) retain or obtain the primary or secondary obligation of any other Person, (ix) release any Person liable in any manner under or in respect of Senior Obligation or loan or release or compromise any obligation of any nature of any Person with respect to any Senior Obligation or loan, (x) sell, exchange or otherwise deal with any Property at any time pledged, assigned or mortgaged to secure or otherwise securing, any Senior Obligation or any such loan, (xi) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any Property securing any Senior Obligation or loan, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such Property, (xii) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty of any Senior Obligation or loan, (xiii) exercise or refrain from exercising any rights against and release the Borrower, any of its Affiliates or any other Person, (xiv) apply any sum from time to time received to the Senior Obligations or any such loan in such manner as such Person shall determine and (xv) otherwise deal with the Senior Obligations, such loans, any related security and the related Transaction Documents in such Liquidity Provider’s sole discretion.

10.           Each of GWG Trust, the GWG Trustee and each Lender hereby waives, to the fullest extent permitted by applicable law, any rights it may have under applicable law to assert the doctrine of marshaling or otherwise to require a Liquidity Provider to marshal any property of the Borrower, any SPV Borrower, any Master Trust or any other Person for the benefit of GWG Trust, the GWG Trustee or any Lender and any valuation, stay or appraisement laws.

11.           Each of the parties hereto acknowledges and agrees that (i) all SPV Collateral constitutes property of the relevant SPV Borrower and/or the relevant Master Trust and, in either case, is subject to the first priority perfected security interest of the Related Liquidity Provider (or an agent or other intermediary on behalf of such Related Liquidity Provider) pursuant to the related Transaction Documents to which such Related Liquidity Provider is a party, (ii) neither the Borrower nor any of GWG Trust, the GWG Trustee or any Lender has any lien, claim, encumbrance, security interest or other interest in any of such SPV Collateral (it being acknowledged and agreed that the membership interests of the SPV Borrowers pledged to GWG Trust hereunder do not constitute such an interest), (iii) if an Asset or other item of Property hereafter becomes included in the SPV Collateral or the Borrower otherwise transfers (or purports to transfer) any Asset or other item of Property to an SPV Borrower or Master Trust, then any lien, claim, encumbrance, security interest or other interest the Borrower, GWG Trust, the GWG Trustee or any Lender may have in such Asset or other Property shall be automatically and irrevocably released without any further action by any party, and (iv) if for any reason the Borrower, GWG Trust, the GWG Trustee or any Lender is determined to have retained or to hold any interest in any such Asset or Property, then any lien, claim, encumbrance, security interest or other interest that the Borrower, GWG Trust, the GWG Trustee or such Lender, as the case may be, may have in such Asset or Property shall in all respects be junior and subordinate to the security interest of the Related Liquidity Provider (or its agent, as the case may be) for the benefit of itself and the other related Liquidity Providers that are the beneficiaries of such security interest under the related Transaction Documents.

12.           Each of the Lenders, GWG Trust and the GWG Trustee agrees that it will not (whether directly or indirectly through the voting of membership interests or otherwise) institute against, or join any other person in instituting against, the Borrower, any SPV Borrower or any Master Trust any proceeding under any bankruptcy, insolvency or similar law without the prior written consent of the Liquidity Providers or until one year plus one day after the Senior Payout Date.  Each of the Lenders, GWG Trust and the GWG Trustee acknowledges that the Liquidity Providers have entered into the transactions contemplated by the Transaction Documents in reliance of the existence of the SPV Borrowers and the Master Trusts as separate legal entities.  In the event any bankruptcy, insolvency or similar proceeding is instituted by or against the Borrower or any of its Affiliates, each of the Lenders, GWG Trust and the GWG Trustee hereby agrees that it will not petition or request (and it will not solicit any other person to petition or request) any court having jurisdiction over such proceeding to substantively consolidate the assets and liabilities of any SPV Borrower or Master Trust with those of the Borrower or any such Affiliate, and it will not support any such petition or request made by any other party.

13.           Upon DZ Bank’s written request, the Borrower shall provide any information DZ Bank reasonably requests regarding the Subordinate Obligations and will provide DZ Bank with access to records and documents pertaining to or connected with such Subordinate Obligations.

14.           The Liquidity Providers shall be entitled to specific performance of this Agreement and each of GWG Trust, the GWG Trustee and each Lender waives any rights to contest the entitlement of any Liquidity Provider to same.

15.           The duties and benefits of this Agreement shall be binding and enforceable by the parties’ successors and assigns.  The Liquidity Providers and the Lenders may assign all or any portion of their respective rights and obligations hereunder to any other Person without consent of any other party; provided that each of GWG Trust, the GWG Trustee and each Lender agrees that all Promissory Notes and other instruments, documents and agreements governing the Subordinate Obligations will contain a legend to the effect set forth in Exhibit D-1 hereto.  With respect to any portion of a Subordinate Obligation so assigned or transferred, the term “Lender” shall refer to such transferee or assignee.

16.           To the extent of any conflict between the provisions of this Exhibit D and any other provision of this Agreement, the provisions of this Exhibit D shall control.

EXHIBIT D-1

SUBORDINATION LEGEND

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND/OR DELIVERED IN CONNECTION HEREWITH (COLLECTIVELY, THE “SUBORDINATED LOAN DOCUMENTS”), THE INDEBTEDNESS AND OTHER OBLIGATIONS OF THE BORROWER UNDER THE SUBORDINATED LOAN DOCUMENTS ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE VI OF THE AMENDED AND RESTATED NOTE ISSUANCE AND SECURITY AGREEMENT DATED AS OF NOVEMBER 15, 2010 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”) AMONG GWG LIFE SETTLEMENTS, LLC, AS BORROWER, THE NOTEHOLDERS PARTY THERETO, AS LENDERS, LORD SECURITIES CORPORATION, AS TRUSTEE, AND GWG LIFENOTES TRUST, AS SECURED PARTY, INCLUDING THE PROVISIONS OF EXHIBIT D THEREOF.  ANY PERSON WHO ACQUIRES ANY SUCH INDEBTEDNESS OR OBLIGATION OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE THEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE AGREEMENT AND ANY OTHER SUBORDINATED LOAN DOCUMENT, THE TERMS OF THE AGREEMENT SHALL GOVERN AND CONTROL.

SCHEDULE 1.0

Member	Class	Shares
Mokeson, LLC	Common	3,475,726
SFS Trust 1982	Common	1,042,316
SFS Trust 1982 Esther	Common	701,558
SFS Trust 1976	Common	400,890
Steven F. Sabes	Common	1,599,558
Opportunity Finance, LLC	Common	978,172
Jon R. Sabes	Common	400,890